CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$950,000,000	$110,295
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)

File Number 333-169119

Pricing Supplement to the Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010

$250,000,000 iPath® Pure Beta Broad Commodity ETN

$100,000,000 iPath® Pure Beta Agriculture ETN

$100,000,000 iPath® Pure Beta Energy ETN

$100,000,000 iPath® Pure Beta Grains ETN

$100,000,000 iPath® Pure Beta Industrial Metals ETN

$100,000,000 iPath® Pure Beta Livestock ETN

$100,000,000 iPath® Pure Beta Precious Metals ETN

$100,000,000 iPath® Pure Beta Softs ETN

This pricing supplement relates to eight series of iPath® Exchange Traded Notes (together, the “ETNs”) that Barclays Bank PLC may issue from time to time, each of which is linked to the performance of an underlying index (together, the “Indices”):

Name of Series	Ticker Symbol	Underlying Index	CUSIP No.	ISIN
iPath® Pure Beta Broad Commodity ETN (the “Commodity ETNs”)	BCM	Barclays Capital Commodity Index Pure Beta TR (the “Commodity Index”)	06740P114	US06740P1140
iPath® Pure Beta Agriculture ETN (the “Agriculture ETNs”)	DIRT	Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Agriculture Index”)	06740P262	US06740P2627
iPath® Pure Beta Energy ETN (the “Energy ETNs”)	ONG	Barclays Capital Commodity Index Energy Pure Beta TR (the “Energy Index”)	06740P312	US06740P3120
iPath® Pure Beta Grains ETN (the “Grains ETNs”)	WEET	Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Grains Index”)	06740P270	US06740P2700
iPath® Pure Beta Industrial Metals ETN (the “Industrial Metals ETNs”)	HEVY	Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Industrial Metals Index”)	06740P296	US06740P2965
iPath® Pure Beta Livestock ETN (the “Livestock ETNs”)	LSTK	Barclays Capital Commodity Index Livestock Pure Beta TR (the “Livestock Index”)	06740P320	US06740P3203
iPath® Pure Beta Precious Metals ETN (the “Precious Metals ETNs”)	BLNG	Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Precious Metals Index”)	06740P338	US06740P3385
iPath® Pure Beta Softs ETN (the “Softs ETNs”)	GRWN	Barclays Capital Commodity Index Softs Pure Beta TR (the “Softs Index”)	06740P288	US06740P2882

The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption. Instead, you will receive a cash payment in U.S. dollars at maturity or upon early redemption based on the performance of the Index to which your ETNs are linked, less an investor fee. The principal terms of each series of ETNs are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Inception, Issuance and Maturity: Each series of ETNs was first sold on April 20, 2011, is expected to be first issued on April 26, 2011, and will be due on April 18, 2041.

Underlying Index: The return on each series of ETNs is linked to the performance of the Index to which those ETNs are linked. Each Index is designed to give investors exposure to total returns of the commodities included in the Barclays Capital Commodity Index Total Return (the “Reference Commodity Index”) or a corresponding sector sub-index of the Reference Commodity Index (collectively, the “Reference Sub-Indices” and together with the Reference Commodity Index, the “Reference Indices”), as the case may be, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology. Each Index is comprised of a basket of exchange traded futures contracts for the same commodities that are included in the corresponding Reference Index, as adjusted from time to time. However, unlike each Reference Index, which rolls its exposure to the corresponding futures contracts on a monthly basis in accordance with a pre-determined roll schedule, each Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. Each Index and each Reference Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC.

Secondary Market: We plan to apply to list each series of ETNs on the NYSE Arca stock exchange (“NYSE Arca”) under the respective ticker symbols listed in the table above. If our application is approved and to the extent that the ETNs are listed and an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market.

Payment at Maturity

Payment at Maturity: If you hold your ETNs to maturity, you will receive a cash payment per ETN equal to the applicable closing indicative value on the final valuation date for your ETNs.

Closing Indicative Value: The closing indicative value per ETN for each series of ETNs on any given calendar day will be calculated in the following manner: The closing indicative value on the inception date will equal $50. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the closing indicative value per ETN for each series of ETNs will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the applicable investor fee on such calendar day minus (4) the futures execution cost on such calendar day. An “index business day” is a day on which the Indices are calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html or any successor website thereto.

Daily Index Factor: The daily index factor for each series of ETNs on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

Cover Page, continued:

Futures Execution Cost: The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Indices. The futures execution cost per ETN for each series of ETNs on any given calendar day will be calculated in the following manner: The futures execution cost for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Investor Fee: The investor fee per ETN for each series of ETNs is 0.75% per year times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner. The investor fee for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year.

Because the applicable investor fee and futures execution cost reduce the amount of your return at maturity or upon redemption, and the investor fee and futures execution cost reduce the amount of your return upon early redemption, the level of the Index underlying your ETNs will need to increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the increase in the level of the underlying Index is insufficient to offset the negative effect of the applicable investor fee and futures execution cost, or the level of the underlying Index decreases, you will receive less than the principal amount of your investment at maturity or upon redemption.

Early Redemption

Holder Redemption: Subject to the notification requirements described below, you may redeem your ETNs on any redemption date during the term of the ETNs. If you redeem your ETNs, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value of your ETNs on the applicable valuation date. You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. In order to redeem your ETNs on a redemption date, you must deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the ETNs —Redemption Procedures”. If you fail to comply with these procedures, your notice will be deemed ineffective.

Issuer Redemption: We may redeem a series of ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. To exercise our right to redeem, we must deliver notice to the holders of the series of ETNs to be redeemed not less than ten calendar days prior to the redemption date specified by us in such notice. If we redeem a series of ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date.

Valuation Date: A valuation date for each series of ETNs means each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date”.

Redemption Date: In the case of holder redemption, a redemption date for each series of ETNs is the third business day following each valuation date (other than the final valuation date). The final redemption date for each series of ETNs will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date for a series of ETNs is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

Trading Day: A trading day for each series of ETNs is a day on which (i) the value of the Index to which those ETNs are linked is published by the index sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the relevant Index are traded, in each case as determined by the calculation agent in its sole discretion.

We intend to sell a portion of the ETNs on the inception date at 100% of the stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. Following the inception date, the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the ETNs are sold to the public (or in the case of ETNs sold through dealers, 100% of the price at which the ETNs are sold to those dealers). Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs. BlackRock Fund Distribution Company, a member of the Financial Industry Regulatory Authority, Inc., may receive a portion of the investor fee. Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of ETNs. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any ETNs after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

You may lose some or all of your principal if you invest in the ETNs. See “Risk Factors” beginning on page PS-10 of this pricing supplement for risks relating to an investment in the ETNs.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Patent pending

Pricing Supplement dated April 20, 2011

Issued in denominations of $50

PRICING SUPPLEMENT

PRICING SUPPLEMENT SUMMARY	PS-1
RISK FACTORS	PS-11
THE INDICES	PS-22
VALUATION OF THE ETNS	PS-55
SPECIFIC TERMS OF THE ETNS	PS-56
CLEARANCE AND SETTLEMENT	PS-62
USE OF PROCEEDS AND HEDGING	PS-62
SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	PS-63
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-66
NOTICE OF HOLDER REDEMPTION	A-1
CONFIRMATION OF HOLDER REDEMPTION	B-1

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-5
DESCRIPTION OF MEDIUM-TERM NOTES	S-27
TERMS OF THE NOTES	S-32
INTEREST MECHANICS	S-37
CERTAIN FEATURES OF THE NOTES	S-40
DESCRIPTION OF UNIVERSAL WARRANTS	S-49
TERMS OF THE WARRANTS	S-53
CERTAIN FEATURES OF THE WARRANTS	S-57
REFERENCE ASSETS	S-63
CLEARANCE AND SETTLEMENT	S-105
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-110
PLAN OF DISTRIBUTION	S-112
CONFLICTS OF INTEREST	S-114
USE OF PROCEEDS AND HEDGING	S-120
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-120
VALIDITY OF SECURITIES	S-135

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	71
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of eight series of iPath® Exchange Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated August 31, 2010, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated August 31, 2010, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the ETNs. We may consolidate the additional securities to form a single class with the outstanding ETNs.

This section summarizes the following aspects of the ETNs:

•	What are the ETNs and how do they work?

•	How do you redeem your ETNs?

•	What are some of the risks of the ETNs?

•	Is this the right investment for you?

•	What are the tax consequences?

What Are the ETNs and How Do They Work?

The ETNs are medium-term notes that are uncollateralized debt obligations of Barclays Bank PLC and are linked to the performance of an underlying index (each, an “Index” and, together, the “Indices”). The ETNs will be issued in denominations of $50.

The Indices

The return on each series of ETNs is linked to the performance of the Index to which those ETNs are linked. Each Index is designed to give investors exposure to total returns of the commodities included in the Barclays Capital Commodity Index Total Return (the “Reference Commodity Index”) or a corresponding sector sub-index of the Reference Commodity Index (collectively, the “Reference Sub-Indices” and together with the Reference Commodity Index, the “Reference Indices”), as the case may be, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology. Each Index is comprised of a basket of exchange traded futures contracts for the same commodities that are included in the corresponding Reference Index, as adjusted from time to time. However, unlike each Reference Index, which rolls its exposure to the corresponding futures contracts on a monthly basis in accordance with a pre-determined roll schedule, each Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. Each Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC.

The Indices are as follows (for additional information on each Index, please see the section entitled “The Indices—General Information”, as well as the Index-specific sections, in this pricing supplement):

•

The Barclays Capital Commodity Index Pure Beta TR (the “Commodity Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Reference Commodity Index, which is designed to be a benchmark for commodities as an asset class. We refer to the ETNs linked to the Commodity Index as the “Commodity ETNs”.

•

The Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Agriculture Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Agriculture, which is designed to be a benchmark for the agricultural sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Agriculture Index as the “Agriculture ETNs”.

•

The Barclays Capital Commodity Index Energy Pure Beta TR (the “Energy Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Energy, which is designed to be a benchmark for the energy sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Energy Index as the “Energy ETNs”.

•

The Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Grains Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Grains & Oilseeds, which is designed to be a benchmark for the grains and oilseeds sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Grains Index as the “Grains ETNs”.

•

The Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Industrial Metals Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Industrial Metals, which is designed to be a benchmark for the industrial metals sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Industrial Metals Index as the “Industrial Metals ETNs”.

•

The Barclays Capital Commodity Index Livestock Pure Beta TR (the “Livestock Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Livestock, which is designed to be a benchmark for the livestock sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Livestock Index as the “Livestock ETNs”.

•

The Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Precious Metals Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Precious Metals, which is designed to be a benchmark for the precious metals sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Precious Metals Index as the “Precious Metals ETNs”.

•

The Barclays Capital Commodity Index Softs Pure Beta TR (the “Softs Index”) is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on the Barclays Capital Commodity Index Softs, which is designed to be a benchmark for the soft commodities sector and for investment in commodities as an asset class. We refer to the ETNs linked to the Softs Index as the “Softs ETNs”.

Inception, Issuance and Maturity

Each series of ETNs was first sold on April 20, 2011, which we refer to as their “inception date”. Each series of ETNs is expected to be first issued on April 26, 2011, and will be due on April 18, 2041.

Payment at Maturity or Upon Early Redemption

If you or we have not previously redeemed your ETNs, you will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the applicable closing indicative value on the final valuation date for your ETNs. Prior to maturity, you may, subject to certain restrictions, redeem your ETNs on any redemption date during the term of the ETNs, provided that you present at least 50,000 ETNs of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your ETNs for redemption with those of other investors to reach this minimum. If you choose to redeem your ETNs on a redemption date, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the applicable closing indicative value on the applicable valuation date.

Prior to maturity, we may redeem a series of ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of the series of ETNs to be redeemed not less than ten calendar days prior to the redemption date specified by us in such notice. If we redeem a series of ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date.

The “closing indicative value” per ETN for a series of ETNs on any calendar day will be calculated in the following manner. The closing indicative value on the inception date will equal $50. On each subsequent calendar day until maturity or holder redemption or issuer redemption (together, “early redemption”) of the relevant series of ETNs, the closing indicative value per ETN for each series of ETNs will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the applicable investor fee on such calendar day minus (4) the applicable futures execution cost on such calendar day.

The “daily index factor” for each series of ETNs on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

The “investor fee” per ETN for each series of ETNs is 0.75% per year times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner. The investor fee for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year.

The “futures execution cost” is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Indices. The futures execution cost per ETN for each series of ETNs on any given calendar day will be calculated in the following manner: The futures execution cost for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html or any successor website thereto.

A “valuation date” for each series of ETNs is each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date”.

A “redemption date” for each series of ETNs is:

•

in the case of holder redemption, the third business day following a valuation date (other than the final valuation date). The final redemption date for each series of ETNs will be the third business day following the valuation date that is immediately prior to the final valuation date; and

•

in the case of issuer redemption, the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

A “trading day” for each series of ETNs is a day on which (i) the value of the Index to which those ETNs are linked is published by the index sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the relevant Index (each, an “index component”) are traded, in each case as determined by the calculation agent in its sole discretion.

We will not pay you interest during the term of the ETNs.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Because the applicable investor fee and futures execution cost reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs will need to increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the increase in the level of the underlying Index is insufficient to offset the negative effect of the applicable investor fee and futures execution cost, or the level of the underlying Index decreases, you will receive less than the principal amount of your investment at maturity or upon redemption.

How Do You Redeem Your ETNs?

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps:

•

deliver a notice of holder redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption, which is attached as Annex B;

•

deliver the signed confirmation of holder redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your Depository Trust Company (“DTC”) custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable closing indicative value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the section entitled “Risk Factors” in this pricing supplement.

•

Uncertain Principal Repayment—If the value of the Index underlying your ETNs decreases, or does not increase by an amount greater than the investor fee and futures execution cost applicable to your ETNs, you will receive less than your original investment in the ETNs.

•

Conflicts of Interest with the Index Sponsor—Barclays Capital, a division of Barclays Bank PLC, is the index sponsor. The index sponsor is responsible for the composition, calculation and maintenance of each Index and has the discretion in a number of circumstances to make judgments in connection with the composition, calculation and maintenance of each Index. The exercise of this discretion may present the index sponsor with significant conflicts of interest in light of the fact that Barclays Bank PLC is the issuer of the ETNs. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

•

Commodity Market Risk—The return on the ETNs is linked to the performance of an Index which, in turn, is linked to the price of the futures contracts on physical commodities. Commodity prices may change unpredictably, affecting the value of the index components and, consequently, the value of your ETNs in unforeseeable ways.

•

Limited or Lack of Portfolio Diversification—The index components of the Commodity Index are concentrated in the commodities sector, and the index components of each of the other Indices is concentrated in one part of the commodities sector. Your investment may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors (in the case of the Commodity ETNs) or in one industry or sector (in the case of each series of ETNs linked to an Index other than the Commodity Index).

•	No Interest Payments—You will not receive any periodic interest payments on the ETNs.

•

A Trading Market for the ETNs May Not Exist—We plan to apply to list the ETNs on NYSE Arca, but we cannot guarantee that such application will be approved and a trading market for the ETNs may not exist at any time. Even if there is a secondary market for the ETNs, whether as a result of any listing of the ETNs or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily. In addition, although certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions in the ETNs, they are not required to do so, and if they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the ETNs on any securities exchange.

•

Issuer Redemption—Subject to the procedures described in this pricing supplement, we have the right to redeem or “call” a series of ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after the inception date until and including maturity.

Is This the Right Investment for You?

The ETNs may be a suitable investment for you if:

•	You are willing to accept the risk of fluctuations in commodity prices in general and the prices of the index components of the Index underlying your ETNs in particular.

•	You believe the value of the Index underlying your ETNs will increase by an amount sufficient to offset the investor fee and futures execution cost during the term of the ETNs.

•	You are willing to hold securities that are subject to the issuer redemption right on or after the inception date.

•	You seek an investment with a return linked to the performance of the Index underlying your ETNs.

•	You do not seek current income from this investment.

•	You do not seek a guaranteed return of principal.

The ETNs may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in commodity prices in general and the prices of the index components of the Index underlying your ETNs in particular.

•

You believe the value of the Index underlying your ETNs will decrease or will not increase by an amount sufficient to offset the investor fee and the futures execution cost during the term of the ETNs.

•	You are not willing to hold securities that are subject to the issuer redemption right on or after the inception date.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You seek a guaranteed return of principal.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, by purchasing the ETNs you agree to treat each series of ETNs for all U.S. federal income tax purposes as a pre-paid executory contract with respect to the relevant Index. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs.

The U.S. federal income tax consequences of your investment in the ETNs are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, your ETNs should be treated as described above, but it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the ETNs.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the ETNs, including possible alternative treatments for your ETNs, see “Supplemental U.S. Federal Income Tax Considerations” below.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). As a result of Barclays Bank PLC’s ownership interest in BlackRock, Inc., BlackRock Fund Distribution Company is also deemed to have a conflict of interest within the meaning of NASD Rule 2720 in relation to this offering of ETNs. Consequently, this offering is being conducted in compliance with the provisions of Rule 2720 (or any successor rule thereto). For more information, please refer to “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement with respect to Barclays Capital Inc. and to “Supplemental Plan of Distribution—Conflict of Interest” in this pricing supplement with respect to BlackRock Fund Distribution Company.

Hypothetical Examples

The following examples show how the ETNs would perform in hypothetical circumstances, assuming a starting level of 100.000.

Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year. Similarly, the net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. The figures in these examples use the annualized effect of the investor fee and futures execution cost for convenience.

The hypothetical examples in this section do not take into account the effects of applicable taxes. The after-tax return you receive on your ETNs will depend on the U.S. tax treatment of your ETNs and on your particular circumstances. Accordingly, the after-tax rate of return of your ETNs could be different than the after-tax return of a direct investment in the Index components or the Index.

Figures for year 30 are as of the final valuation date, and figures of each year prior to year 30 represent the hypothetical amount that would be paid upon early redemption at each anniversary of the inception date, assuming that the relevant valuation date for each early redemption occurs on each anniversary of the inception date.

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C × Previous CINV × 0.75%	C × Previous CINV × 0.10%	Running total of D and E	C × Previous CINV – D-E
0	100.0000	—	—	—	—	$50.0000
1	103.0000	3.00%	$0.3863	$0.0515	$0.4378	$51.0623
2	106.0900	3.00%	$0.3945	$0.0526	$0.4378	$52.1471
3	109.2727	3.00%	$0.4028	$0.0537	$0.8848	$53.2549
4	112.5509	3.00%	$0.4114	$0.0549	$1.3413	$54.3863
5	115.9274	3.00%	$0.4201	$0.0560	$1.8076	$55.5418
6	119.4052	3.00%	$0.4291	$0.0572	$2.2837	$56.7218
7	122.9874	3.00%	$0.4382	$0.0584	$2.7700	$57.9268
8	126.6770	3.00%	$0.4475	$0.0597	$3.2666	$59.1575
9	130.4773	3.00%	$0.4570	$0.0609	$3.7738	$60.4143
10	134.3916	3.00%	$0.4667	$0.0622	$4.2917	$61.6978
11	138.4234	3.00%	$0.4766	$0.0635	$4.8206	$63.0085
12	142.5761	3.00%	$0.4867	$0.0649	$5.3608	$64.3472
13	146.8534	3.00%	$0.4971	$0.0663	$5.9124	$65.7142
14	151.2590	3.00%	$0.5076	$0.0677	$6.4758	$67.1103
15	155.7967	3.00%	$0.5184	$0.0691	$7.0511	$68.5361
16	160.4706	3.00%	$0.5294	$0.0706	$7.6387	$69.9921
17	165.2848	3.00%	$0.5407	$0.0721	$8.2387	$71.4791
18	170.2433	3.00%	$0.5522	$0.0736	$8.8515	$72.9977
19	175.3506	3.00%	$0.5639	$0.0752	$9.4773	$74.5485
20	180.6111	3.00%	$0.5759	$0.0768	$10.1164	$76.1323
21	186.0295	3.00%	$0.5881	$0.0784	$10.7690	$77.7497
22	191.6103	3.00%	$0.6006	$0.0801	$11.4356	$79.4015
23	197.3587	3.00%	$0.6134	$0.0818	$12.1163	$81.0884
24	203.2794	3.00%	$0.6264	$0.0835	$12.8114	$82.8111
25	209.3778	3.00%	$0.6397	$0.0853	$13.5214	$84.5704
26	215.6591	3.00%	$0.6533	$0.0871	$14.2464	$86.3671
27	222.1289	3.00%	$0.6672	$0.0890	$14.9868	$88.2020
28	228.7928	3.00%	$0.6814	$0.0908	$15.7429	$90.0759
29	235.6566	3.00%	$0.6958	$0.0928	$16.5151	$91.9895
30	242.7262	3.00%	$0.7106	$0.0947	$17.3038	$93.9438
				Annualized Index Return		3.00%
				Annualized ETN Return		2.12%

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C × Previous CINV × 0.75%	C × Previous CINV × 0.10%	Running total of D and E	C × Previous CINV – D-E
0	100.0000	—	—	—	—	$50.0000
1	100.5000	0.50%	$0.3769	$0.0503	$0.4271	$49.8229
2	101.0025	0.50%	$0.3755	$0.0501	$0.8527	$49.6464
3	101.5075	0.50%	$0.3742	$0.0499	$1.2768	$49.4705
4	102.0151	0.50%	$0.3729	$0.0497	$1.6994	$49.2953
5	102.5251	0.50%	$0.3716	$0.0495	$2.1205	$49.1206
6	103.0378	0.50%	$0.3702	$0.0494	$2.5402	$48.9466
7	103.5529	0.50%	$0.3689	$0.0492	$2.9583	$48.7732
8	104.0707	0.50%	$0.3676	$0.0490	$3.3749	$48.6004
9	104.5911	0.50%	$0.3663	$0.0488	$3.7901	$48.4283
10	105.1140	0.50%	$0.3650	$0.0487	$4.2038	$48.2567
11	105.6396	0.50%	$0.3637	$0.0485	$4.6160	$48.0858
12	106.1678	0.50%	$0.3624	$0.0483	$5.0268	$47.9154
13	106.6986	0.50%	$0.3612	$0.0482	$5.4361	$47.7457
14	107.2321	0.50%	$0.3599	$0.0480	$5.8440	$47.5765
15	107.7683	0.50%	$0.3586	$0.0478	$6.2504	$47.4080
16	108.3071	0.50%	$0.3573	$0.0476	$6.6554	$47.2401
17	108.8487	0.50%	$0.3561	$0.0475	$7.0589	$47.0727
18	109.3929	0.50%	$0.3548	$0.0473	$7.4611	$46.9060
19	109.9399	0.50%	$0.3536	$0.0471	$7.8618	$46.7398
20	110.4896	0.50%	$0.3523	$0.0470	$8.2610	$46.5742
21	111.0420	0.50%	$0.3511	$0.0468	$8.6589	$46.4092
22	111.5972	0.50%	$0.3498	$0.0466	$9.0553	$46.2448
23	112.1552	0.50%	$0.3486	$0.0465	$9.4504	$46.0810
24	112.7160	0.50%	$0.3473	$0.0463	$9.8440	$45.9178
25	113.2796	0.50%	$0.3461	$0.0461	$10.2363	$45.7551
26	113.8460	0.50%	$0.3449	$0.0460	$10.6272	$45.5930
27	114.4152	0.50%	$0.3437	$0.0458	$11.0166	$45.4315
28	114.9873	0.50%	$0.3424	$0.0457	$11.4047	$45.2706
29	115.5622	0.50%	$0.3412	$0.0455	$11.7915	$45.1102
30	116.1400	0.50%	$0.3400	$0.0453	$12.1768	$44.9504
				Annualized Index Return		0.50%
				Annualized ETN Return		-0.35%

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C × Previous CINV × 0.75%	C × Previous CINV × 0.10%	Running total of D and E	C × Previous CINV – D-E
0	100.0000	—	—	—	—	$50.0000
1	103.0000	3.00%	$0.3863	$0.0515	$0.4378	$51.0623
2	106.0900	3.00%	$0.3945	$0.0526	$0.8848	$52.1471
3	109.2727	3.00%	$0.4028	$0.0537	$1.3413	$53.2549
4	112.5509	3.00%	$0.4114	$0.0549	$1.8076	$54.3863
5	115.9274	3.00%	$0.4201	$0.0560	$2.2837	$55.5418
6	119.4052	3.00%	$0.4291	$0.0572	$2.7700	$56.7218
7	122.9874	3.00%	$0.4382	$0.0584	$3.2666	$57.9268
8	126.6770	3.00%	$0.4475	$0.0597	$3.7738	$59.1575
9	130.4773	3.00%	$0.4570	$0.0609	$4.2917	$60.4143
10	134.3916	3.00%	$0.4667	$0.0622	$4.8206	$61.6978
11	138.4234	3.00%	$0.4766	$0.0635	$5.3608	$63.0085
12	142.5761	3.00%	$0.4867	$0.0649	$5.9124	$64.3472
13	146.8534	3.00%	$0.4971	$0.0663	$6.4758	$65.7142
14	151.2590	3.00%	$0.5076	$0.0677	$7.0511	$67.1103
15	155.7967	3.00%	$0.5184	$0.0691	$7.6387	$68.5361
16	151.2590	-2.91%	$0.4990	$0.0665	$8.2042	$65.9743
17	146.8534	-2.91%	$0.4804	$0.0641	$8.7487	$63.5082
18	142.5761	-2.91%	$0.4624	$0.0617	$9.2728	$61.1344
19	138.4234	-2.91%	$0.4452	$0.0594	$9.7773	$58.8493
20	134.3916	-2.91%	$0.4285	$0.0571	$10.2629	$56.6496
21	130.4773	-2.91%	$0.4125	$0.0550	$10.7304	$54.5321
22	126.6770	-2.91%	$0.3971	$0.0529	$11.1805	$52.4938
23	122.9874	-2.91%	$0.3822	$0.0510	$11.6137	$50.5316
24	119.4052	-2.91%	$0.3679	$0.0491	$12.0307	$48.6428
25	115.9274	-2.91%	$0.3542	$0.0472	$12.4321	$46.8246
26	112.5509	-2.91%	$0.3410	$0.0455	$12.8185	$45.0744
27	109.2727	-2.91%	$0.3282	$0.0438	$13.1905	$43.3895
28	106.0900	-2.91%	$0.3159	$0.0421	$13.5486	$41.7677
29	103.0000	-2.91%	$0.3041	$0.0406	$13.8932	$40.2065
30	100.0000	-2.91%	$0.2928	$0.0390	$14.2250	$38.7036
				Annualized Index Return		0.00%
				Annualized ETN Return		-0.85%

RISK FACTORS

The ETNs are unsecured promises of Barclays Bank PLC and are not secured debt. The ETNs are riskier than ordinary unsecured debt securities. The return on the ETNs is linked to the performance of the Index underlying those ETNs. Investing in a series of ETNs is not equivalent to investing directly in the underlying index components or Index itself. See “The Indices” below for more information.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the ETNs.

Risks Associated with Each Series of ETNs

Even If the Value of the Underlying Index at Maturity or upon Early Redemption Exceeds the Initial Level, You May Receive Less Than the Principal Amount of Your ETNs

Because the investor fee and the futures execution cost reduces the amount of your return at maturity or upon early redemption, the value of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon early redemption of your ETNs. Because the investor fee is calculated and subtracted from the applicable closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year. Similarly, the futures execution cost is subtracted from the applicable closing indicative value on a daily basis on each calendar day, and the net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. Therefore, if the value of the Index underlying your ETNs decreases or does not increase sufficiently to offset the investor fee and the futures execution cost, you will receive less than the principal amount of your investment at maturity or upon early redemption of your ETNs.

You Will Not Benefit from Any Increase in the Value of the Underlying Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index underlying your ETNs does not increase by an amount sufficient to offset the investor fee and the futures execution cost between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your ETNs at maturity or upon early redemption. This will be true even if the value of the Index underlying your ETNs as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the investor fee and futures execution cost.

The Pure Beta Series 2 Methodology May Produce Returns that Underperform the Reference Indices.

Each Index is a proprietary index designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology to a basket of exchange-traded futures contracts for the same physical commodities as are included in the corresponding Reference Index. Although the Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply distortions, there can be no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives. If the Pure Beta Series 2 Methodology does not succeed in these objectives, then an investment in the ETNs may underperform compared to an investment in instruments linked to the corresponding Reference Index, possibly by a substantial margin.

The Pure Beta Series 2 Methodology May Result in Allocation to Futures Contracts that Increase Negative Roll Yields.

Unlike traditional commodity indices, which roll into futures contracts that are nearest to expiration (and that meet the relevant index’s rolling criteria), the futures contracts underlying the Indices may be rolled into futures contracts with more distant expiration dates, as selected by the Pure Beta Series 2 Methodology. The Pure Beta Series 2 Methodology may result in the selection of a longer-dated futures contract that results in negative roll yield when that futures contract is rolled, even if positive roll yield or less negative roll yield would have resulted by investing in and rolling into futures contracts with a nearer expiration. If this were to occur, your investment in the ETNs may underperform compared to an investment in instruments linked to traditional commodity indices or linked to the corresponding Reference Index.

Historical Levels Of Any Index should not be Taken as an Indication of the Future Performance or Volatility of Your ETNs.

As the Indices were launched on January 31, 2011, they have little or no trading history, and limited actual historical information on the performance of any Index is available. It is impossible to predict whether any Index or Reference Index will rise or fall. The level of each Index reflects the change in prices for futures contracts for underlying physical commodities, which may be influenced by many unpredictable factors, as described further herein. As a result, the actual volatility and performance of the Index over the term of your ETNs may bear little relation to the historical levels of the Index.

There Are Restrictions on the Minimum Number of ETNs You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of holder redemption from you by no later than 4:00 p.m., New York City time, and a confirmation of holder redemption by no later than 5:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Your notice of holder redemption and confirmation of holder redemption will not be effective until we confirm receipt. See “Specific Terms of the ETNs—Redemption Procedures” for more information.

We May Redeem a Series of ETNs at Any Time on or after the Inception Date

We have the right to redeem or “call” a series of ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after the inception date until and including maturity. If we elect to redeem a series of ETNs, we will deliver written notice of such election to redeem to the holders of those ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the relevant series of ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.

If we exercise our right to redeem a series of ETNs, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the redemption date in a comparable investment. Our right to redeem the ETNs may also adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs, following delivery of the issuer redemption notice.

The Market Value of Each Series of ETNs May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices

The market value of your ETNs may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that generally the value of the relevant futures contracts and the Index underlying your ETNs will affect the market value of those ETNs more than any other factor. Other factors that may influence the market value of a series of ETNs include:

•	prevailing spot price for the platinum or tin, as the case may be;

•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including inventory positions with Barclays Capital Inc. or any market maker;

•

economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the Index or the market price of the relevant futures contracts (see “—Commodity Prices May Change Unpredictably, Affecting the Value of the Indices and the Value of Your ETNs in Unforeseeable Ways” for more information);

•	the general interest rate environment; or

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

Commodity Prices May Change Unpredictably, Affecting the Value of the Indices and the Value of Your ETNs in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the index components, is speculative and can be extremely volatile. Market prices of the index components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the Index underlying your ETNs and therefore the value of your ETNs in varying ways, and different factors may cause the prices of index components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Supply of and Demand for Physical Commodities Tends to be Particularly Concentrated, So Prices Are Likely to Be Volatile

The prices of physical commodities, including the commodities underlying index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions or industries.

Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on the those markets. Political, economic and other developments that affect those countries may affect the value of the commodities underlying the index components included in an Index and, thus, the value of the ETNs linked to that Index.

In addition, because certain of the commodities underlying index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries or with such produces could have a disproportionate impact on the prices of such commodities and therefore the value of your ETNs.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your ETNs

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of the Index underlying your ETNs and, therefore, the value of your ETNs.

Future Prices of the Index Components That Are Different Relative to Their Current Prices May Result in a Reduced Amount Payable at Maturity or Upon Redemption

Each Index is composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Indices approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the Indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the Indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the value of the Index underlying your ETNs and, accordingly, decrease the payment you receive at maturity or upon redemption.

Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of the ETNs and the Amounts Payable on Your ETNs

The commodities futures contracts that underlie the Indices are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (“CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the ETNs. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodities futures contracts that underlie the Indices, which could adversely affect the prices of such contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

Concentration Risks Associated with the Indices May Adversely Affect the Value of the ETNs

Because each series of ETNs is linked to an Index, which is comprised of one or more contracts on physical commodities, they will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index. Your investment may carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

The Indices May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges

The Indices are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, any Index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the Treasury Bill Rate of Interest May Affect the Value of the Indices and the ETNs

Because the value of each of the Indices is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your ETNs at maturity or upon early redemption and, therefore, the market value of your ETNs. Assuming the trading prices of the index components included in the Index to which the ETNs are linked remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your ETNs. A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your ETNs.

Changes in Our Credit Ratings May Affect the Market Value of Your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your ETNs. However, because the return on your ETNs is dependent upon certain factors in addition to our ability to pay our obligations on your ETNs, an improvement in our credit ratings will not reduce the other investment risks related to your ETNs.

You Will Not Receive Interest Payments on the ETNs or Have Rights in the Index Components

You will not receive any periodic interest payments on the ETNs. As an owner of the ETNs, you will not have rights that investors in the index components included in the Index underlying those ETNs may have. Your ETNs will be paid in cash, and you will have no right to receive delivery of any index components or commodities underlying the index components.

There May Not Be an Active Trading Market in the ETNs; Sales in the Secondary Market May Result in Significant Losses

Although we plan to list the ETNs on NYSE Arca, a trading market for the ETNs may not exist at any time. Even if there is a secondary market for the ETNs, whether as a result of any listing of the ETNs or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily. In addition, although certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the ETNs, they are not required to do so, and if they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the ETNs on any securities exchange.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to the Indices or Index Components May Impair the Market Value of the ETNs

As described in the section entitled “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under any series of ETNs by purchasing index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of index components and the value of the Indices and, therefore, the market value of the ETNs. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or one or more of our affiliates may also engage in trading in index components, futures or options on index components, the physical commodities underlying the index components or the Indices, and other investments relating to index components or the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the index components or the value of the Indices and, therefore, the market value of the ETNs. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the ETNs. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Liquidity of the Market for the ETNs May Vary Materially Over Time

As stated on the cover of this pricing supplement, we intend to sell a portion of the ETNs on the inception date, and the remainder of the ETNs may be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Also, the number of ETNs of any series outstanding or held by persons other than our affiliates could be reduced at any time due to holder redemptions of the ETNs. Accordingly, the liquidity of the market for a series of ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, holder redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the ETNs. As noted above, we and our affiliates expect to engage in trading activities related to the index components (including the underlying physical commodities), futures or options on index components or Indices, or other derivative instruments with returns linked to the performance of index components or Indices that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of any Index, could be adverse to the interests of the holders of the ETNs.

Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. The research should not be viewed as a recommendation or endorsement of the ETNs in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the index components and the value of the Indices and, therefore, the market value of the ETNs. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect the ETNs in Various Ways and Create Conflicts of Interest

Barclays Capital, a division of Barclays Bank PLC, is the index sponsor for the Indices and the Reference Indices. The index sponsor is responsible for the composition, calculation and maintenance of each Index and Reference Index. As discussed in “Specific Terms of the ETNs—Discontinuance or Modification of the Indices” in this pricing supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of each Index and Reference Index, and any such judgments or actions may adversely affect the value of the ETNs.

The role played by the index sponsor, and the exercise of the kinds of discretion described above and in “Specific Terms of the ETNs—Discontinuance or Modification of the Indices” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which the index sponsor is a division, is the issuer of the ETNs. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Policies of the Index Sponsor and Changes That Affect the Composition and Valuation of the Indices or Index Components Could Affect the Amount Payable on the ETNs and Their Market Value

The policies of the index sponsor concerning the calculation of the level of the Indices could affect the value of the Indices and, therefore, the amount payable on the ETNs at maturity or upon early redemption and the market value of the ETNs prior to maturity.

The index sponsor may modify the methodology for calculating the value of any of the Indices. In addition, as described in “The Index—Modifications to the Indices” in this pricing supplement, under a number of circumstances the index sponsor may make certain changes to the way in which any Index is calculated. The index sponsor may also discontinue or suspend calculation or publication of any Index, in which case it may become difficult to determine the market value of the affected Index. Any such changes could adversely affect the value of the ETNs.

If events such as these occur, or if an Index value is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the Index value. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Discontinuation or Modification of the Indices” and “Specific Terms of the ETNs—Role of Calculation Agent”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Initially, Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon early redemption. For a more detailed description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

If the index sponsor were to discontinue or suspend calculation or publication of an Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the value of an Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Closing Indicative Value or the Maturity Date or a Redemption Date

The determination of the value of an Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to that Index has occurred or is continuing on such valuation date. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for any series of ETNs be postponed by more than five trading days. As a result, the maturity date or a redemption date (in the case of either holder redemption or issuer redemption) for a series of ETNs could also be postponed, although not by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the Index value for such day. See “Specific Terms of the ETNs—Market Disruption Event” in this pricing supplement.

Postponement of a Valuation Date May Result in a Reduced Amount Payable at Maturity or Upon Early Redemption

As the payment at maturity or upon early redemption is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon early redemption.

The Tax Consequences are Uncertain

The U.S. federal income tax treatment of each series of ETNs is uncertain and the Internal Revenue Service could assert that any series of ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until early redemption or maturity and whether all or part of the gain you may recognize upon the sale, early redemption or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the underlying assets. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, meaning that gain or loss recognized with respect to the futures contracts represented in the Index underlying your ETNs could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ETNs. You would also be required to mark at least a portion of your ETNs to market at the end of each taxable year (i.e., recognize gain or loss as if your ETNs or the relevant portion of your ETNs had been sold for fair market value). Under this alternative treatment, you could also (i) be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or each time a futures contract tracked by the Index rolls, and (ii) be required to accrue ordinary interest income in respect of the notional interest component of your ETNs on a current basis.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Supplemental U.S. Federal Income Tax Considerations” below.

Additional Risks Associated with the Agriculture ETNs

The Agriculture Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Agriculture Index is comprised of futures contracts on ten agricultural commodities: cocoa, coffee, corn, cotton, soybean oil, soybean meal, soybeans, sugar and wheat (Kansas) and wheat (spring). Consequently, in addition to factors affecting commodities generally that are described above, the Agriculture Index may be subject to a number of additional factors specific to agricultural commodities that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for agricultural products, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Agriculture ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Energy ETNs

The Energy Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Energy Index is comprised of futures contracts on four energy-related commodities: crude oil (Brent), crude oil (WTI), gas oil, gasoline, heating oil and natural gas. Consequently, in addition to factors affecting commodities generally that are described above, the Energy Index may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Energy ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Grains ETNs

The Grains Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Grains Index is comprised of futures contracts on the following commodities: corn, soybean meal, soybean oil, soybeans and wheat (Kansas) and wheat (Spring). Consequently, in addition to factors affecting commodities generally that are described above, the Grains Index may be subject to a number of additional factors specific to grains that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for grains, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Grains ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Industrial Metals ETNs

The Industrial Metals Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Industrial Metals Index is comprised of futures contracts on the following industrial metals: aluminum, copper (LME), copper (US), nickel and zinc. Consequently, in addition to factors affecting commodities generally that are described above, the Industrial Metals Index may be subject to a number of additional factors specific to industrial metals that might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Industrial Metals ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Livestock ETNs

The Livestock Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Livestock Index is comprised of futures contracts on the following livestock-related commodities: feeder cattle, lean hogs and live cattle. Consequently, in addition to factors affecting commodities generally that are described above, the Livestock Index may be subject to a number of additional factors specific to livestock that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	disease and famine;

•	changes in government policies; and

•	changes in end-user demand for livestock.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Livestock ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Precious Metals ETNs

The Precious Metals Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Precious Metals Index is comprised of futures contracts on the following precious metals: gold, silver and platinum. Consequently, in addition to factors affecting commodities generally that are described above, the Precious Metals Index may be subject to a number of additional factors specific to precious metals that might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Precious Metals ETNs may offset or enhance the effect of another factor.

Additional Risks Associated with the Softs ETNs

The Softs Index May Be Subject to Certain Unique Risks As a Result of Its Concentration in a Particular Sector

The Softs Index is comprised of futures contracts on the following soft commodities: cocoa, coffee, cotton and sugar. Consequently, in addition to factors affecting commodities generally that are described above, the Softs Index may be subject to a number of additional factors specific to soft commodities that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	planting decisions; and

•	changes in demand for softs, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Softs ETNs may offset or enhance the effect of another factor.

THE INDICES

The Indices are designed to give investors exposure to the returns of fully collateralized futures positions in the commodities underlying each Index (each, an “Index Commodity”), while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 methodology (the “Pure Beta Series 2 Methodology”).

As described further in the section entitled “The Commodities Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices, such as the Reference Indices, generally roll into the “next nearby” futures contract (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule). As a result, the next nearby futures contract may be subject to market speculation, which may affect the price of such futures contract. In addition, supply disruptions in the market for the given commodity may affect the price of the next nearby futures contract for that commodity more significantly than prices for futures contracts expiring in later months. The Pure Beta Series 2 Methodology seeks to mitigate the potential effect of these investment flow and supply disruption distortions by allowing each Index to roll into one of a series of futures contracts for the relevant underlying commodity with more distant expirations, selected using certain rules-based allocation criteria described below. Through the application of the Pure Beta Series 2 Methodology, each Index thus seeks to provide returns that are more representative of the price performance of the underlying Index Commodities than those that are available through the traditional commodity indices.

In addition, the rolling process described above generates “roll yield”. When contracts with more distant expiration dates are priced higher than contracts with earlier expiration dates, the commodity markets are in “contango” and rolling the futures contract may result in a loss that is referred to as a “negative roll yield”. When the opposite is true, the commodity markets are in “backwardation” and rolling the futures contract may result in a gain that is referred to as “positive roll yield”. Because an Index may roll into more distant contract expirations, it offers the potential to reduce negative roll yield.

The Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contract included in each Index is an exchange-traded futures contract. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Roll yield is generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Traditional commodity indices, such as the Reference Indices, generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”). By comparison, the Indices may roll into any of a number of specified longer-dated futures contracts selected using the Pure Beta Series 2 Methodology Strategy, and not necessarily the contract with the next nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Reference Indices

The Reference Commodity Index is designed to be a benchmark for commodities as an asset class. The Barclays Capital Commodity Index Agriculture, the Barclays Capital Commodity Index Energy, the Barclays Capital Commodity Index Grains & Oilseeds, the Barclays Capital Commodity Index Industrial Metals, the Barclays Capital Commodity Index Livestock, the Barclays Capital Commodity Index Softs and the Barclays Capital Commodity Index Precious Metals (collectively, the “Reference Sub-Indices” and together with the Reference Commodity Index, the “Reference Indices”) are each similarly designed to be benchmarks for commodities within a specified sector, as described further below. The Reference Indices seek to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on the relevant underlying physical commodities, plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The information contained herein with respect to the Reference Indices reflects the policies of Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC. The Reference Indices and the policies of the index sponsor are subject to change by the index sponsor at any time. You, as an investor in the ETNs should make your own investigation into the Reference Indices and the index sponsor. The index sponsor has no obligation to continue to publish any of the Reference Indices and may discontinue or suspend publication of any of the Reference Indices at any time in its sole discretion. Information contained on certain websites mentioned herein is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Because each Reference Sub-Index is a sub-index of the Reference Commodity Index, disclosure in this pricing supplement relating to the Reference Commodity Index accordingly relates to each of the Reference Sub-Indices as well and should be read in conjunction with the individual descriptions of the Reference Sub-Indices.

The Reference Commodity Index

The Reference Commodity Index is comprised of a liquidity-weighted and diversified basket of futures contracts on physical commodities actively trading on global futures exchanges. The Reference Commodity Index is designed to be a measure of the performance over time of the markets for these commodities. Commodities included in the Reference Commodity Index are selected so as to include only those physical commodities on which active and liquid U.S. dollar denominated futures contracts are traded on global futures exchanges.

The composition and weighting of futures contracts in the Reference Commodity Index is determined on the basis of eligibility criteria established by the index sponsor. First, the index sponsor identifies those exchanges that meet the criteria for exchange eligibility. Second, the index sponsor indentifies those contracts that are traded on eligible exchanges and meet the general criteria for contract eligibility. Next, a minimum liquidity requirement is applied, which serves to reduce the list of eligible contracts. Finally, certain weighting caps are applied in order to promote diversified exposure to the underlying commodities and limit disproportionate exposure to any single commodity or sector. The composition and weightings of the Reference Commodity Index is reviewed each December using such eligibility criteria. Any changes to the composition or any reweighting of the Reference Commodity Index for the following year are then announced in December and such changes are implemented during the roll period (as defined below) in January.

Subject to the occurrence of a roll adjustment event, as described below in the section titled “Roll Adjustments”, the Reference Commodity Index rolls from current contracts to roll contracts from the fifth to the ninth Reference Index Business Days of each calendar month (the “roll period” and each such day, a “roll day”), according to a pre-determined schedule. The roll schedule for the Reference Commodity Index is set forth in Table 1 below, which shows the expiration month of the futures contracts at the start of each month for each commodity. A “Reference Index Business Day” is any day on which each Reference Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule.

Table 1: Reference Commodity Index Roll Schedule

Commodity	Futures Contract	Futures contract delivery months as at the start of each month[1]
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Aluminum	Aluminum (Primary)	G	H	J	K	M	N	Q	U	V	X	Z	F

Brent Crude	Brent Crude	H	J	K	M	N	Q	U	V	X	Z	F	G

Coffee	Coffee “C”	H	H	K	K	N	N	U	U	Z	Z	Z	H

Copper (LME)	Copper (Grade A)	G	H	J	K	M	N	Q	U	V	X	Z	F

Copper (US)	High Grade Copper (Grade 1)	H	H	K	K	N	N	U	U	Z	Z	Z	H

Corn	Corn	H	H	K	K	N	N	U	U	Z	Z	Z	H

Cotton	Cotton No. 2	H	H	K	K	N	N	Z	Z	Z	Z	Z	H

Gas Oil	Gasoil	G	H	J	K	M	N	Q	U	V	X	Z	F

Gold	Gold	G	J	J	M	M	Q	Q	Z	Z	Z	Z	G

Heating Oil	Heating Oil	G	H	J	K	M	N	Q	U	V	X	Z	F

Kansas Wheat	Hard Red Winter Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H

Lead	Lead (Standard)	G	H	J	K	M	N	Q	U	V	X	Z	F

Lean Hogs	Lean Hogs	G	J	J	M	M	N	Q	V	V	Z	Z	G

Live Cattle	Live Cattle	G	J	J	M	M	Q	Q	V	V	Z	Z	G

Natural Gas	Henry Hub Natural Gas	G	H	J	K	M	N	Q	U	V	X	Z	F

Nickel	Nickel (Primary)	G	H	J	K	M	N	Q	U	V	X	Z	F

Silver	Silver	H	H	K	K	N	N	U	U	Z	Z	Z	H

Soybean Meal	Soybean Meal	H	H	K	K	N	N	Z	Z	Z	Z	Z	F

Soybean Oil	Soybean Oil	H	H	K	K	N	N	Z	Z	Z	Z	Z	F

Soybeans	Soybeans	H	H	K	K	N	N	X	X	X	X	F	F

Sugar	Sugar No. 11	H	H	K	K	N	N	V	V	V	H	H	H

Tin	Tin	G	H	J	K	M	N	Q	U	V	X	Z	F

Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	G	H	J	K	M	N	Q	U	V	X	Z	F

Wheat	Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H

WTI Crude	Light, Sweet Crude Oil	G	H	J	K	M	N	Q	U	V	X	Z	F

Zinc	Zinc (Special High Grade)	G	H	J	K	M	N	Q	U	V	X	Z	F

[1]	Future contract delivery month letter codes are as follows: January=F, February=G, March=H, April=J, May=K, June=M, July=N, August=Q, September=U, October=V, November=X, December=Z.

The Reference Commodity Index is calculated on a total return basis. As such, the Reference Commodity Index includes changes in the price of the relevant futures contract (the “price return”), any profit or loss realized when rolling the relevant futures contract (the “roll yield”) and any interest earned on cash or cash-equivalents that fully collateralizes the position established in the relevant futures contract (the

“Treasury Bill return”). The level of the Reference Commodity Index is calculated in accordance with the method described below in the section titled “Calculation of the Reference Commodity Index” and is published by the index sponsor on http://www.barcap.com/indices, or any successor website, and reported on Bloomberg under the ticker symbol “BCC1C10T”, or any successor.

Composition of the Reference Commodity Index

The following is a description of the eligibility criteria used by the index sponsor to determine the composition of the Reference Commodity Index on an annual basis. The index sponsor uses data up to November 30 of each calendar year for purposes of such determination, and any resulting changes to the Reference Commodity Index are implemented during the January roll period.

Selection of Eligible Exchanges

The current list of eligible commodity exchanges has been compiled by the index sponsor by ranking exchanges on which U.S. dollar denominated futures contracts are traded on the basis of their historical liquidity (as measured by the average dollar volume traded of U.S. dollar denominated futures contracts from 1995 to 2010 inclusive.

The current list of eligible commodity exchanges represents the top 15 exchanges as measured by historical liquidity. The index sponsor may change the composition of the list of eligible exchanges if the index sponsor determines in its sole discretion that such change is necessary to ensure that the selection universe remains liquid, investable and representative of the market in US-dollar denominated physical commodity futures.

The 15 eligible exchanges are as follows:

Exchange Name	Country
International Exchange (ICE-NYBOT)	U.S.
New York Mercantile Exchange (NYMEX)	U.S.
Chicago Board of Trade (CBT)	U.S.
London Metals Exchange (LME)	U.K.
Commodity Exchange Inc (CMX)	U.S.
Chicago Mercantile Exchange (CME)	U.S.
NYSE LIFFE US (CBOT-NYL)	U.S.
Kansas City Board of Trade (KCB)	U.S.
NYSE LIFEE UK (LIF)	U.K.
Minneapolis Grain Exchange (MGE)	U.S.
Rosario Futures Exchange (RFX)	Argentina
Dubai Gold & Commodities Exchange (DGC)	Dubai
Singapore Commodities Exchange (SCE)	Singapore
Dubai Mercantile Exchange	Dubai
Bolsa de Mercadorias e Futuros (BMF)	Brazil

Source: Barclays Capital

Application of Contract Eligibility Criteria

General Criteria

In order to be eligible for inclusion in the Reference Commodity Index, a futures contract must satisfy the following eligibility criteria:

(1)	The futures contract must be in respect of a physical commodity.

(2)	The futures contract must be a conventional futures contract (rather than, for example, a quarterly futures contract, index futures contract or spread futures contract).

(3)	The price of the futures contract must be established through exchange trading, and contracts that are settled but not traded through an eligible exchange are excluded.

(4)	Data on the price and trading volume of the futures contract must be readily available on a continuous basis, and futures contracts with poor and discontinuous pricing or volume data are excluded.

Minimum Liquidity Requirement

Futures contracts that meet the general criteria for eligibility must also satisfy a minimum liquidity requirement to be included in the Reference Commodity Index. Specifically, the contract must either:

(1)	have a dollar weight of greater than 0.50% (if the futures contract is not currently included in the Reference Commodity Index); or

(2)	have a dollar weight of greater than 0.25% (if the futures contract is currently included in the Reference Commodity Index).

The dollar weight of a futures contract is determined by dividing the average dollar volume (as described below) of that contract by the total average dollar volume of all potentially eligible futures contracts and expressing the amount as a percentage. The “average dollar volume” of a futures contract is used to measure historical liquidity of such contract and is calculated using the following steps:

(1)	The “dollar volume” for a futures contract i on any day t is calculated as the product of the daily trading volume, price and contract size, divided by the price unit, for that contract.

where:

“Daily Trading Volumei,t ” means the volume of futures contract i, with any available delivery date, that is traded on day t, expressed in number of contracts traded;

“Pricei,t ” means the closing price of the front contract for of futures contract i on day t;

“ContractSizei” means the amount of the specified physical commodity underlying the futures contract i as set forth in the contract specification for such futures contract on the relevant exchange; and

“PriceUniti” means the quoted price per unit for futures contract i on the relevant exchange;

(2)	In the event that two or more futures contracts for substantially the same underlying commodity satisfy the eligibility criteria (for example, the futures contracts for cotton that are traded on NYMEX and ICE), only the single most liquid contract is included for that commodity. In such circumstances, the dollar volume for all related contracts is aggregated and assigned to the most liquid contract of that commodity. As such, the dollar volume of the most liquid contract i at time t is equal to the sum of the dollar volume of each contract j for substantially the same underlying commodity.

(3)	The average dollar volume of the potentially eligible futures contract, i, on day, d, is equal to the average of the dollar volume for such futures contract, i, over the prior three years.

The index sponsor reviews the composition of the Reference Commodity Index annually and futures contracts that satisfy the eligibility criteria described above are included in the Reference Commodity Index for the following year. The futures contracts included in the Reference Commodity Index for 2011 are as follows:

Commodity	Contract	Exchange
Aluminum	Aluminum (primary)	LME
Coffee	Coffee “C”	NYBOT (ICE)
Copper (US)	High Grade Copper (Grade 1)	COMEX
Copper (LME)	Copper Grade A	LME
Corn	Corn	CBOT
Cotton	Cotton	NYBOT (ICE)
Crude Oil (Brent)	Brent Crude	ICE
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX
Gas Oil	Gas Oil	ICE
Gold	Gold	COMEX
Heating Oil	Heating Oil	NYMEX
Lean Hogs	Lean Hogs	CME
Live Cattle	Live Cattle	CME
Natural Gas	Henry Hub Natural Gas	NYMEX
Nickel	Nickel (primary)	LME
Silver	Silver	COMEX
Soybeans	Soybeans	CBOT
Soybean Meal	Soybean Meal	CBOT
Soybean Oil	Soybean Oil	CBOT
Sugar	World Sugar No. 11	NYBOT (ICE)
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending (RBOB)	NYMEX
Wheat	Wheat	CBOT
Wheat (Kansas)	Hard Red Winter Wheat	KBOT
Zinc	Zinc (Special High Grade)	LME

Source: Barclays Capital

Weighting of Commodities Within the Reference Commodity Index

The futures contracts selected for inclusion in the Reference Commodity Index are weighted in relative proportion to their average dollar volume over the past three years, subject to the weighting caps described below.

The weights for each year are established by the index sponsor in December of the prior year.

The Reference Commodity Index aims to provide diversified exposure to commodities as an asset class. Without weighting caps, an index based on contract liquidity may become heavily concentrated in a particular sector and therefore disproportionately influenced by one particular sector or commodity. The Reference Commodity Index imposes two weighting caps in order to increase the diversification of its exposure to the underlying commodities.

Commodity Sector Cap

The constituent commodities of the Reference Commodity Index are divided into six commodity sectors based on the characteristics of the commodities, and no such sector may constitute more than 35% of the Reference Commodity Index. If the weight of a sector exceeds 35%, the excess weight is redistributed across the uncapped sectors, according to the weight of each uncapped sector as a proportion of the total weights of the uncapped sectors.

The commodity sectors are:

Commodity Sector	Commodities included in the sector	Weighting
Energy	Crude (Brent), Crude (WTI), Heating Oil, Gas Oil, Gasoline, Natural Gas	35.00%
Industrial Metals	Aluminum, Copper (LME), Copper (US), Nickel, Zinc	17.34%
Precious Metals	Gold, Silver	20.81%
Livestock	Lean Hogs, Live Cattle	2.34%
Grains & Oilseeds	Corn, Soybean Meal, Soybean Oil, Soybeans, Wheat, Wheat (Kansas)	20.79%
Softs	Coffee, Cotton, Sugar	3.71%

Source: Barclays Capital

Commodity Group Cap

In addition to the commodity sectors, the Reference Commodity Index is also divided into commodity groups, as described below. The weight of the commodity group with the heaviest weighting is capped at 35%, and the weights of the other commodity groups are each capped at 20%.

If a capped commodity group (i.e. one that exceeds the 35% or 20% commodity group cap) is within a capped commodity sector (i.e. one that exceeds the 35% commodity sector cap), the excess weight is redistributed proportionally among the remaining commodities within such capped commodity sector. If a capped commodity group is outside of a capped commodity sector, the excess weight of such commodity group is redistributed proportionally among the remaining commodities outside of the capped commodity sector(s).

The commodity groups are:

Commodity Group	Commodities included in the group	Weighting
Aluminum	Aluminum	5.47%
Coffee	Coffee	1.04%
Cattle	Live Cattle	1.52%
Copper	Copper (LME), Copper (US)	8.18%
Corn	Corn	5.61%
Cotton	Cotton	0.93%
Gold	Gold	16.39%
Lean Hogs	Lean Hogs	1.02%
Natural Gas	Natural Gas	2.75%
Nickel	Nickel	1.25%
Petroleum	Crude (Brent), Crude (WTI), Gas Oil, Gasoline, Heating Oil	35.18%
Silver	Silver	4.24%
Soybeans Complex	Soybean Oil, Soybean Meal, Soybeans	10.85%
Sugar	Sugar	1.60%
Wheat	Wheat, Wheat (Kansas)	2.85%
Zinc	Zinc	1.35%

Source: Barclays Capital

Holdings of Commodities within the Reference Commodity Index

On the fourth Reference Index Business Day of each January (the “Holding Determination Date”), the number of units (“Reference Index Holdings”) of the roll contract for each constituent commodity that will be included in the Reference Commodity Index until the following Holding Determination Date are determined.

The Reference Index Holdings are calculated on the Holding Determination Date using the closing prices for the current contracts underlying the Reference Commodity Index as of the Holding Determination Date.

The Reference Index Holdings are calculated based on the commodity weights and contract prices as of the Holding Determination Date based on the following formula:

where:

“k” means a commodity underlying the Reference Commodity Index;

“t” means a Holding Determination Date;

“RH’k,t” means the number of units of the roll contract for each commodity k in the Reference Commodity Index on Holding Determination Date t;

“CPk ,t” means the weighting of each commodity k announced annually in December of the year prior to which the weightings apply;

“Pk,t ” means the closing price of the current contract of each commodity k on Holding Determination Date t (or, if there is no closing price in respect of the current contract of commodity k on Holding Determination Date t, then the closing price of that current contract will be deemed to be the last available closing price for that current contract prior to Holding Determination Date t as determined by the index sponsor); and

“MVt” the “aggregate market value” of the Reference Commodity Index on Holding Determination Date t, calculated according to the following formula:

where:

“k” means a commodity underlying the Reference Commodity Index;

“t” means a Holding Determination Date;

“RHk,t ” means the number of units of the roll contract for each commodity k in the Reference Commodity Index on the immediately preceding Holding Determination Date t;

“Pk,t” means the closing price of the current contract of each commodity k on Holding Determination Date t (if there is no closing price in respect of the current contract of commodity k on Holding Determination Date t, then the closing price of that current contract will be deemed to be the last available closing price for that current contract prior to Holding Determination Date t as determined by the index sponsor); and

“N” means the number of commodities underlying the Reference Commodity Index.

Calculation of the Reference Commodity Index

The level of the Reference Commodity Index is calculated at the close of trading, New York time, on each Reference Index Business Day with respect to the prior Reference Index Business Day. The level of the Reference Commodity Index on any Reference Index Business Day t, is equal to: (1) the level of the Reference Commodity Index on the immediately preceding Reference Index Business Day multiplied by (2) the sum of (a) one plus (b) the Daily Price Return (defined below) on Reference Index Business Day t, plus (c) the Treasury Bill return on Reference Index Business Day t. The level of the Reference Commodity Index is rounded to seven significant figures and is deemed to have been 100.0000 on December 31, 1998.

The “Daily Price Return” is calculated as follows on any Reference Index Business Day:

outside of the roll period:

during the roll period:

where:

“PRt ” means the Daily Price Return of the current contracts underlying the Reference Commodity Index on Reference Index Business Day t;

“k” means a commodity underlying the Reference Commodity Index;

“N” means the number of commodities underlying the Reference Commodity Index;

“RHk,t ” means the Reference Index Holding of each current contract, on Reference Index Business Day t, calculated using the formulae above;

“RH’k,t” means the Reference Index Holding of each roll contract on Reference Index Business Day t, calculated using the formulae above;

“CWk,t-1” means subject to the occurrence of a roll adjustment event, the contract weight for the current contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t; the contract weight for the current contract is equal to 1.0 at the start of each calendar month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, the contract weight is equal to 0.0;

“Pk,t ” means the closing price of the current contract for each commodity k on Reference Index Business Day t;

“Pk,t-1” means the closing price of the current contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t;

“P’k,t ” means the closing price of the roll contract for each commodity k on Reference Index Business Day t; and

“P’k,t-1” means the closing price of the roll contract for each commodity k on the Reference Index Business Day that immediately precedes Reference Index Business Day t.

The “Treasury Bill Return” on any Reference Index Business Day is calculated as follows:

where:

“TRt” means the Treasury Bill return for Reference Index Business Day t;

“TBILLt -1 ” means the high rate for the most recent 13-Week (91-Day) US Treasury bill auction prior to Reference Index Business Day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on the website www.treasurydirect.gov/RI/OFBills under column “Discount Rate %”, or if this source is not available, such other source as the index sponsor may determine, at its sole discretion, in a commercially reasonable manner.

Roll Adjustment Events

If, on any Reference Index Business Day during a roll period, a roll adjustment event occurs with respect to a futures contract included in the Reference Commodity Index, then the contract weight for the current contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Reference Index Business Day (the “deferred portion”) will roll on the next Reference Index Business Day on which no roll adjustment event is occurring. If such next Reference Index Business Day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Reference Index Business Day. If the roll of the current contract into the roll contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first Reference Index Business Day after the roll period on which no roll adjustment event is occurring

Any of the following will constitute a “roll adjustment event”:

•	the failure of a commodities exchange to announce or publish the final settlement price of any futures contract included in the Reference Commodity Index;

•

the final settlement price of any futures contract included in the Reference Commodity Index is a “limit price”, which means that the settlement price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•	any other event, as determined by the index sponsor in its sole discretion, which results in the unavailability of the reference price for a futures contract included in the Reference Commodity Index.

The Reference Sub-Indices

The following section describes each of the Barclays Capital Commodity Index Agriculture TR (the “Reference Agriculture Sub-Index”), the Barclays Capital Commodity Index Energy TR (the “Reference Energy Sub-Index”), the Barclays Capital Commodity Index Grains & Oilseeds TR (the “Reference Grains & Oilseeds Sub-Index”), the Barclays Capital Commodity Index Industrial Metals TR (the “Reference Industrial Metals Sub-Index”), the Barclays Capital Commodity Index Livestock TR (the “Reference Livestock Sub-Index”), the Barclays Capital Commodity Index Precious Metals TR (the “Reference Precious Metals Sub-Index”), and the Barclays Capital Commodity Index Softs TR (the “Reference Softs Sub-Index”) (collectively the “Reference Sub-Indices” and each a “Reference Sub-Index”).

Calculation and Publication of the Reference Sub-Indices

Each Reference Sub-Index is calculated using the same methodology as the Reference Commodity Index but with reference only to the contracts included in the relevant Reference Sub-Index and to the respective weightings of the commodities underlying such Reference Sub-Index.

The Reference Sub-Indices are published by the index sponsor on http://www.barcap.com/indices or any successor website and reported on Bloomberg under the following ticker symbols or any successors: the Reference Agriculture Sub-Index: (BCC1AG0T), the Reference Energy Sub-Index: (BCC1EN0T), the Reference Grains & Oilseeds Sub-Index: (BCC1GR0T), the Reference Industrial Metals Sub-Index (BCC1IM0T), the Reference Livestock Sub-Index (BCC1LS0T), the Reference Softs Sub-Index (BCC1SF0T) and the Reference Precious Metals Sub-Index (BCC1PM0T).

The Reference Agriculture Sub-Index

The Reference Agriculture Sub-Index is designed to be a benchmark for the agricultural sector and for investment in commodities as an asset class. It is composed of the futures contracts on agricultural commodities that are included in the Reference Commodity Index (and specifically those contracts that are also included in the Reference Grains & Oilseeds Sub-Index and the Reference Softs Sub-Index) and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Agriculture Sub-Index

The Reference Agriculture Sub-Index is currently composed of nine exchange-traded futures contracts included in the Reference Commodity Index that relate to the following agricultural commodities (and specifically those contracts that are included in the Reference Grains & Oilseeds Sub-Index and the Reference Softs Sub-Index): coffee, corn, cotton, soybean oil, soybean meal, soybeans, sugar, wheat (Kansas) and wheat.

The target weights for 2011 for the contracts included in the Reference Agriculture Sub-Index are as follows:

Commodity	Weighting
Coffee	4.24%
Corn	22.68%
Cotton	3.02%
Soybean Oil	7.79%
Soybean Meal	7.26%
Soybeans	33.61%
Sugar	7.91%
Wheat (Kansas)	2.65%
Wheat	10.85%

The Reference Energy Sub-Index

The Reference Energy Sub-Index is designed to be a benchmark for the energy sector and for investment in commodities as an asset class. It is composed of the futures contracts on energy-related commodities that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Energy Sub-Index

The Reference Energy Sub-Index is currently composed of six exchange-traded futures contracts included in the Reference Commodity Index that relate to the following energy-related commodities: crude oil (Brent), crude oil (WTI), gas oil, gasoline, heating oil and natural gas.

The target weights for 2011 for the contracts included in the Reference Energy Sub-Index are as follows:

Commodity	Weighting
Crude Oil (Brent)	19.72%
Crude Oil (WTI)	50.19%
Gasoline	6.52%
Gas oil	8.20%
Heating Oil	6.66%
Natural Gas	8.72%

The Reference Grains & Oilseeds Sub-Index

The Reference Grains & Oilseeds Sub-Index is designed to be a benchmark for the grains and oilseeds sector and for investment in commodities as an asset class. It is composed of the futures contracts on grains and oilseeds that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Grains & Oilseeds Sub-Index

The Reference Grains & Oilseeds Sub-Index is currently composed of six exchange-traded futures contracts included in the Reference Commodity Index that relate to the following grains and oilseeds: corn, soybean meal, soybean oil, soybeans, wheat (Kansas) and wheat.

The target weights for 2011 for the contracts included in the Reference Grains & Oilseeds Sub-Index are as follows:

Commodity	Weighting
Corn	26.73%
Soybean Meal	8.56%
Soybean Oil	9.18%
Soybeans	39.62%
Wheat (Kansas)	3.13%
Wheat	12.79%

The Reference Industrial Metals Sub-Index

The Reference Industrial Metals Sub-Index is designed to be a benchmark for the industrial metals sector and for investment in commodities an asset class. It is composed of the futures contracts on industrial metals that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Industrial Metals Sub-Index

The Reference Industrial Metals Sub-Index is currently composed of the five exchange-traded futures contracts included in the Reference Commodity Index that relate to the following industrial metals: aluminum, copper (LME), copper (US), nickel and zinc.

The target weights for 2011 for the contracts included in the Reference Industrial Metals Sub-Index are as follows:

Commodity	Weighting
Aluminum	31.55%
Copper (LME)	39.68%
Copper (US)	12.46%
Nickel	7.38%
Zinc	8.94%

The Reference Livestock Sub-Index

The Reference Livestock Sub-Index is designed to be a benchmark for the livestock sector and investment in commodities as an asset class. It is composed of the futures contracts on livestock that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Livestock Sub-Index

The Reference Livestock Sub-Index is currently composed of the following two exchange-traded futures contracts included in the Reference Commodity Index that relate to the following livestock: lean hogs and live cattle.

The target weights for 2011 for the contracts included in the Reference Livestock Sub-Index are as follows:

Commodity	Weighting
Lean Hogs	36.75%
Live Cattle	63.25%

The Reference Precious Metals Sub-Index

The Reference Precious Metals Sub-Index is designed to be a benchmark for the precious metals sector and investment in commodities as an asset class. It is composed of the futures contracts on precious metals that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Precious Metals Sub-Index

The Reference Precious Metals Sub-Index currently is composed of the two exchange-traded futures contracts included in the Reference Commodity Index that relate to the following precious metals: gold, platinum and silver.

The target weights for 2011 for the contracts included in the Reference Precious Metals Sub-Index are as follows:

Commodity	Weighting
Gold	82.75%
Silver	17.25%

The Reference Softs Sub-Index

The Reference Softs Sub-Index is designed to be a benchmark for soft commodities as a sector and investment in commodities as an asset class. It is composed of the futures contracts on soft commodities that are included in the Reference Commodity Index and is intended to reflect the returns that are potentially available through (1) an unleveraged investment in those contracts plus (2) the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

Composition of the Reference Softs Sub-Index

The Reference Softs Sub-Index is currently composed of the three exchange-traded futures contracts included in the Reference Commodity Index that relate to the following soft commodities: coffee, cotton and sugar.

The target weights for 2011 for the contracts included in the Reference Softs Sub-Index are as follows:

Commodity	Weighting
Coffee	27.96%
Cotton	19.89%
Sugar	52.15%

The Indices—General Information

The Indices are designed to give investors exposure to the performance of a fully collateralized investment in futures on the Index Commodities, while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 Methodology. Each Index is comprised of a basket of exchange traded futures contracts for the same commodities that are included in the corresponding Reference Index, as adjusted from time to time. However, unlike the Reference Indices, which roll monthly into the roll futures contracts for the underlying Index Commodities in accordance with a pre-determined roll schedule, each of the Indices may roll into the next nearby futures contract or one of a number of futures contracts with more distant expiration dates, selected using the Pure Beta Series 2 Methodology. Each such contract chosen by the Pure Beta Series 2 Methodology is referred to as the “Selected Contract”.

The level of each Index is calculated using the same methodology as the corresponding Reference Index, except for adjustments to reflect the inclusion of the Selected Contract for each Index.

The Indices are proprietary indices developed, owned and calculated by Barclays Capital, as index sponsor. The methodology for calculating the Indices is subject to modification by the index sponsor, as described under “Modifications to the Indices” below. For purposes of the Indices, an “index business day” is any Reference Index Business Day. Further, the roll period for each Index will be the same as the Roll Period for the corresponding Reference Index. Additionally, each day that akk relevant exchanges for futures contracts underlying each Index is open for trading is referred to as the “Exchange Business Day” for such Exchange.

Contract Selection using Pure Beta Series 2 Methodology

On the last index business day of each month (the “Observation Date”), and for the Index Commodity underlying each of the Indices, a non-discretionary selection process is used to determine the new Selected Contract for such Index for the following month. Specifically, the Selected Contract for each relevant Index Commodity will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For each relevant Index Commodity, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Front Year Average Price Index for each Index Commodity

The “Front Year Average Price Index” for an Index Commodity is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by the Open Interest for such futures contracts. For purposes of calculating the “Front Year Average Price” underlying the Front Year Average Price Index, the “Open Interest” on any index business day for each futures contract expiring in any delivery month is defined as the number of such futures contracts traded that have not yet been liquidated either by an offsetting transaction or by delivery of the underlying commodity, as reported by the relevant exchange on the day falling one Exchange Business Day prior to that index business day (or two Exchange Business Days prior to that index business day if such futures contract is listed on the LME). The futures contracts included in a “front year” are defined to be every contract from the then current futures contract referenced in the Nearby Tenor Index for the relevant Index Commodity to and including the futures contract referenced in the Longest Tenor Index, each as defined below. During the Roll Period, the Front Year Average Price will be calculated using the current futures contract and the futures contract into which each Index is rolling, weighted in proportion to their relative roll weight.

Step 2: Calculate the Tracking Error between the Front Year Average Price Index and each Tenor Index in respect of each Index Commodity.

The Tenor Indices

A “Tenor Index” for an Index Commodity tracks the performance of holding and rolling a series of futures contracts for that commodity (each, a “Tenor Contract”). A “Nearby Tenor Index” for an Index Commodity tracks the performance of holding and rolling the futures contract expiring in the closest delivery month. Each Tenor Index linked to a futures contract with more distant delivery months tracks the performance of holding and rolling the futures contracts that would underlie the Nearby Tenor Index a number of months (or “n-months”) in the future. The “Longest Tenor Index” tracks the performance of holding and rolling the futures contract that will underlie the Nearby Tenor Index the greatest number of months in the future (as identified by the number of months available). The “rolling” of futures contracts in a Tenor Index (from the first nearby futures contract to the next nearby futures contract, based on the Designated Contract Futures Roll Schedule in Table 3 below), where applicable, occurs each month for five business days, starting on the fifth Tenor Index Business Day each month, where “Tenor Index Business Days” are determined according to the NYSE Euronext Holiday & Hours schedule (as published on the NYSE Euronext website).

Table 2 below provides a list of the available Tenor Indices for each Index Commodity.

Table 2: List of Tenor Indices for each Index Commodity

Commodity	Designated Contract	Tenor Indices used in the Pure Beta Series 2 Methodology
Available Tenor Indices (n-month)
		Nearby	1	2	3	4	5	6	7	8	9	10	11
Aluminum	High Grade Primary Aluminum	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Coffee	Coffee “C”	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Copper (US)	High Grade Copper (Grade 1)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Copper (LME)	Copper Grade A	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Corn	Corn	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Cotton	Cotton	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Crude Oil (Brent)	Brent Crude	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Crude Oil (WTI)	Light, Sweet Crude Oil	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Gas Oil	Gas Oil	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N/A	N/A
Gold	Gold	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Heating Oil	Heating Oil	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Lean Hogs	Lean Hogs	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N/A	N/A
Live Cattle	Live Cattle	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N/A	N/A
Natural Gas	Henry Hub Natural Gas	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Nickel	Nickel (primary)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Silver	Silver	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Soybeans	Soybeans	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Soybean Meal	Soybean Meal	Y	Y	Y	Y	Y	Y	N/A	N/A	N/A	N/A	N/A	N/A
Soybean Oil	Soybean Oil	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Sugar	World Sugar No. 11	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending (RBOB)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Wheat	Wheat	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Wheat (Kansas)	Hard Red Winter Wheat	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N/A
Zinc	Zinc (Special High Grade)	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y

*	The designation “Y” means that Tenor Indices are available.

Table 3 below provides the delivery month for the Designated Contract for each Index Commodity at the start of any calendar month.

Table 3: Designated Contract Futures Roll Schedule

Commodity	Designated Contract	Designated Contract delivery months as at the start of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Aluminum	High Grade Primary Aluminum	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Coffee	Coffee “C”	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Copper (US)	High Grade Copper (Grade 1)	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Copper (LME)	Copper Grade A	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Corn	Corn	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Cotton	Cotton	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar
Crude Oil (Brent)	Brent Crude	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb
Crude Oil (WTI)	Light, Sweet Crude Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Gas Oil	Gas Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Gold	Gold	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb
Heating Oil	Heating Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Lean Hogs	Lean Hogs	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb
Live Cattle	Live Cattle	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb

Natural Gas	Henry Hub Natural Gas	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Nickel	Nickel (primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Silver	Silver	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Soybeans	Soybeans	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan
Soybean Meal	Soybean Meal	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Jan
Soybean Oil	Soybean Oil	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Jan
Sugar	World Sugar No. 11	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending (RBOB)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Wheat	Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Wheat (Kansas)	Hard Red Winter Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Zinc	Zinc (Special High Grade)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Tracking Error

The objective of the Pure Beta Series 2 Methodology is, for the Index Commodity underlying each Index, to select a Tenor Index that best tracks the Front Year Average Price Index, subject to certain minimum liquidity criteria (as described in Step 3 below) and market distortion constraints (as described in Step 4 below). On each Observation Date, the “Tracking Error” for each Tenor Index is equal to the standard deviation of (a) the daily return on the Tenor Index on the Observation Date minus (b) the daily return of the Front Year Average Price Index for the same futures contract for the immediately preceding three-month period. For each relevant commodity, the Tenor Index with the lowest Tracking Error will be the Selected Tenor Index, subject to certain minimum liquidity criteria and market distortion constraints.

Step 3: Determine the Tenor Liquidity Weight of each Tenor Index

Next, a liquidity filter based on the Tenor Liquidity Weight being greater than 7% is applied. This liquidity constraint aims to ensure that a Selected Contract for each relevant commodity is sufficiently liquid to support an investment, in order to mitigate exposure to illiquid futures contracts which could lead to detrimental investment performance. The “Tenor Liquidity Weight” of each Tenor Index is calculated on the Observation Date and is equal to the Open Interest of the next futures contract that will form part of that Tenor Index during and after the next roll period of the Tenor Index, expressed as a percentage of the total Open Interest for the “front year” futures contracts for the relevant Index Commodity.

Step 4: Determine the Tenor Dislocation Probability for each Tenor Index in respect of the relevant Index Commodity

In addition to the liquidity constraints described in Step 3 above, the Pure Beta Series 2 Methodology seeks to find a balance between tracking the Front Year Average Price for each Index Commodity and avoiding futures contracts that are subject to price distortions. Prices of futures contracts with nearer delivery months may, in particular, become dislocated from prices of their underlying commodities as a result of short-term trading patterns and imbalances in supply and demand for such futures contracts. Prices of these futures contracts may also be affected by investment flows from passive investments, such as those linked to traditional commodity indices, which have a well-known and pre-defined roll schedule. Further, speculative activity based on these predictable passive investment patterns can dislocate the prices of these futures contracts from the underlying commodity prices.

The Pure Beta Series 2 Methodology seeks to avoid selecting futures contracts with dislocated prices by calculating the volatility of each Tenor Index on a daily basis. The methodology operates on the hypothesis that, absent price distortions, price volatility should increase as maturity decreases. Accordingly, the methodology identifies the likelihood of persistent price distortions (the “Tenor Dislocation Probability”) by determining how often the volatility of each futures contract in the relevant Tenor Index has not reflected the hypothesized pattern (the “Tracking Pattern”).

The Tenor Dislocation Probability is calculated using the following steps. First, the short-term price volatility of all the Tenor Indices of a commodity over the last three months is calculated and tested to determine which Tenor Indices conform to the Tracking Pattern. The percentage of days on which each Tenor Index has failed the test over the past three months is then used to estimate the Tenor Dislocation Probability for such Tenor Index.

Step 5. Determine the Selected Tenor Index for each Index Commodity

Finally, using the values determined above, the Selected Tenor Index and, therefore, the Selected Contract for purposes of each Index is determined for each commodity in accordance with the procedures set out below:

(a)	The Tenor Index with the lowest Tracking Error is selected, provided that the Tenor Liquidity Weight for such Tenor Index is greater than or equal to 7% and the Tenor Dislocation Probability for such Tenor Index is less than 40% (if two or more Tenor Indices have the same lowest Tracking Error, the Tenor Index with the nearest delivery month is selected);

(b)	If (a) is not possible, the longest Tenor Index with a Tenor Liquidity Weight greater than or equal to 7% is selected; and

(c)	If neither (a) nor (b) are possible, then the Nearby Tenor Index is selected.

The Selected Contract for each relevant Index Commodity is then deemed to be the Tenor Contract of the Selected Tenor Index for such Index Commodity.

Historical Selection of the Selected Tenor Indices

Table 4 below shows the monthly Selected Tenor Indices for the Index Commodity underlying each Index since November 2009. Note that a “0” indicates the Nearby Tenor Index and other numbers indicate the “n” months Tenor Index.

Table 4: Historical Tenor Index Selections using the Pure Beta Series 2 Methodology

	Energy						Industrial Metals							Grains						Softs			Precious Metal
	Brent	WTI Crude	Heating Oil	Gas Oil	Natural Gas	Unleaded	Aluminum	Copper US	Copper	Nickel	Zinc	Lean Hogs	Live Cattle	Corn	Wheat (Kansas)	Soybeans	Soybeans Oil	Soybeans Meal	Wheat (Chicago)	Coffee	Cotton	Sugar	Gold	Silver
Nov-09	4	2	2	2	1	3	2	1	2	0	4	5	4	2	5	2	1	2	2	3	0	5	0	0
Dec-09	3	1	2	4	1	4	4	2	4	1	3	4	4	2	4	2	2	2	3	3	1	4	1	1
Jan-10	2	3	2	3	2	3	3	1	3	0	2	3	3	3	4	2	2	1	3	2	1	3	1	1
Feb-10	7	2	2	2	4	7	2	2	2	4	3	3	1	3	3	2	2	2	2	3	3	2	1	2
Mar-10	6	2	2	7	3	4	2	1	1	3	2	3	1	2	2	2	2	2	2	2	2	2	0	2
Apr-10	5	1	2	3	3	6	3	0	1	1	1	4	4	3	4	2	1	2	2	1	1	2	3	4
May-10	1	2	2	2	3	4	2	1	2	2	1	5	5	3	2	2	2	2	3	2	2	2	0	3
Jun-10	3	1	2	4	4	4	4	0	4	1	4	4	2	2	3	2	0	2	3	2	4	2	1	1
Jul-10	2	1	2	3	3	3	3	2	3	3	3	5	2	3	3	2	0	1	2	6	6	2	1	3
Aug-10	1	2	2	3	3	2	2	1	2	2	2	5	2	2	5	3	0	1	2	5	5	3	1	3
Sep-10	1	1	3	2	2	2	2	3	4	1	2	5	5	3	4	2	0	1	4	2	4	3	1	4
Oct-10	1	1	1	1	2	1	1	2	3	1	5	4	4	2	7	1	2	2	3	1	3	5	0	3
Nov-10	1	1	2	1	2	1	2	1	2	1	4	1	2	5	6	2	1	1	5	1	5	8	0	4
Dec-10	3	1	2	2	2	10	4	2	1	1	4	2	4	9	3	2	0	3	5	1	6	6	2	8
Jan-11	2	2	2	2	2	9	2	1	2	3	3	2	3	9	3	2	2	3	4	1	6	7	1	7
Feb-11	1	2	2	2	1	8	2	2	1	2	2	4	4	8	5	4	2	4	3	2	6	7	2	1

Rebalancing of the Index Commodities in the Indices

Each Index references futures contracts that may have different delivery months than the futures contracts underlying the corresponding Reference Index, and therefore, the relative weighting of the commodities in such Index will not match exactly the relative weights of the commodities in the corresponding Reference Index on any given day. In order to reduce potential percentage weighting differences between the relevant Index and the corresponding Reference Index and to minimize the tracking error to the corresponding Reference Index, each Index rebalances the relative weights of the relevant Index Commodities throughout the roll period to target the then prevailing weights of the Index Commodities in the relevant Reference Index.

On the index business day immediately preceding the commencement of the roll period, the index sponsor determines the target weight for the Index Commodities based on an estimate of the expected weights of the Index Commodities in the relevant Reference Index at the end of such roll period. Also on such index business day, the same process used to determine the weightings for the relevant Reference Index on the date on which such weighting are effective is used to determine the weightings for the relevant Index. However, as the futures contracts underlying the relevant Index may not correspond to the futures contracts underlying the corresponding Reference Index, the closing prices used as part of such calculation may differ. The weightings calculated as part of the monthly rebalancing process, using the prices of the futures contracts for each of the commodities underlying the relevant Index, are therefore referred to as the “Adjusted Weightings”. The relative weightings of the Index Commodities are then rebalanced during each roll period, using these Adjusted Weightings, in the same manner as the process used to re-weight the relevant Reference Index each January.

As discussed above, the target weightings for the Index Commodities underlying the relevant Index are based on an estimate of the expected weights of the Index Commodities underlying the corresponding Reference Index immediately following the roll period. As a result, the relative weights of the Index Commodities underlying the relevant Index immediately following the roll period may not correspond exactly to the relative weights of the Index Commodities underlying the corresponding Reference Index, although these differences are not expected to be material.

Calculation of the Indices

The initial level of each Index was set to 100.000 as of December 30, 1999. For each index business day thereafter, the level of each Index is calculated by the index sponsor in accordance with the methodology for the corresponding Reference Index, provided, that for purposes of calculation:

1.	the current futures contract for each Index Commodity on such index business day is deemed to be the Selected Contract of such commodity as determined by the Pure Beta Series 2 Methodology, on the Observation Date immediately preceding that Observation Date;

2.	the roll futures contract for each Index Commodity for such index business day is deemed to be the Selected Contract of each commodity as determined by the Pure Beta Series 2 Methodology, on the immediately preceding Observation Date.

Historical Performance of the Commodity Index

The Commodity Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Commodity Index.

The level of the Commodity Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Commodity Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1C1PT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Commodity Index was launched on January 31, 2011 and the base date for the Commodity Index is December 31, 1999. All data relating to the period prior to the launch date of the Commodity Index is an historical estimate by the index sponsor using available data as to how the Commodity Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Commodity Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Commodity Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	131.5449
December 31, 2001	112.6558
December 31, 2002	143.7403
December 31, 2003	190.7922
December 31, 2004	238.1467
December 30, 2005	318.1222
December 29, 2006	376.8673
December 31, 2007	489.4480
December 31, 2008	329.8784
December 31, 2009	434.9356
December 31, 2010	526.4702
March 31, 2011	568.6498

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Agriculture Index

The Agriculture Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Agriculture Sub-Index.

The level of the Agriculture Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Agriculture Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1AGPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Agriculture Index was launched on January 31, 2011 and the base date for the Agriculture Index is December 31, 1999. All data relating to the period prior to the launch date of the Agriculture Index is an historical estimate by the index sponsor using available data as to how the Agriculture Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Agriculture Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Agriculture Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	101.2141
December 31, 2001	82.6996
December 31, 2002	99.8422
December 31, 2003	129.2712
December 31, 2004	115.0311
December 30, 2005	122.4081
December 29, 2006	145.9971
December 31, 2007	215.6278
December 31, 2008	178.1504
December 31, 2009	182.1353
December 31, 2010	246.7375
March 31, 2011	259.3544

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Agriculture Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Energy Index

The Energy Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Energy Sub-Index.

The level of the Energy Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Energy Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1ENPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Energy Index was launched on January 31, 2011 and the base date for the Energy Index is December 31, 1999. All data relating to the period prior to the launch date of the Energy Index is an historical estimate by the index sponsor using available data as to how the Energy Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Energy Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Energy Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	197.5968
December 31, 2001	156.5385
December 31, 2002	247.1449
December 31, 2003	335.4312
December 31, 2004	511.5460
December 30, 2005	801.9361
December 29, 2006	663.5667
December 31, 2007	935.2943
December 31, 2008	500.0423
December 31, 2009	625.3385
December 31, 2010	645.3292
March 31, 2011	744.3046

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Energy Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Grains Index

The Grains Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Grains & Oilseeds Sub-Index.

The level of the Grains Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Grains Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1GRPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Grains Index was launched on January 31, 2011 and the base date for the Grains Index is December 31, 1999. All data relating to the period prior to the launch date of the Grains Index is an historical estimate by the index sponsor using available data as to how the Grains Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Grains Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Grains Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	103.9776
December 31, 2001	86.5936
December 31, 2002	104.9889
December 31, 2003	142.3212
December 31, 2004	120.1179
December 30, 2005	126.7712
December 29, 2006	157.9417
December 31, 2007	254.7012
December 31, 2008	211.1799
December 31, 2009	201.1300
December 31, 2010	265.5403
March 31, 2011	277.5198

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Industrial Metals Index

The Industrial Metals Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Industrial Metals Sub-Index.

The level of the Industrial Metals Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Industrial Metals Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1IMPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Industrial Metals Index was launched on January 31, 2011 and the base date for the Industrial Metals Index is December 31, 1999. All data relating to the period prior to the launch date of the Industrial Metals Index is an historical estimate by the index sponsor using available data as to how the Industrial Metals Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Industrial Metals Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Industrial Metals Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	99.5216
December 31, 2001	84.7874
December 31, 2002	85.8007
December 31, 2003	117.5672
December 31, 2004	159.1140
December 30, 2005	230.5708
December 29, 2006	404.3524
December 31, 2007	400.0747
December 31, 2008	211.1346
December 31, 2009	398.9889
December 31, 2010	469.0156
March 31, 2011	473.7221

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Industrial Metals Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Livestock Index

The Livestock Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Livestock Sub-Index.

The level of the Livestock Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Livestock Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1LSPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Livestock Index was launched on January 31, 2011 and the base date for the Livestock Index is December 31, 1999. All data relating to the period prior to the launch date of the Livestock Index is an historical estimate by the index sponsor using available data as to how the Livestock Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Livestock Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Livestock Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	117.4895
December 31, 2001	125.3868
December 31, 2002	122.8380
December 31, 2003	134.3959
December 31, 2004	183.1514
December 30, 2005	216.8030
December 29, 2006	231.7303
December 31, 2007	253.2338
December 31, 2008	214.9617
December 31, 2009	182.7032
December 31, 2010	226.5332
March 31, 2011	253.1151

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Livestock Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Precious Metals Index

The Precious Metals Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Precious Metals Sub-Index.

The level of the Precious Metals Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Precious Metals Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1PMPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Precious Metals Index was launched on January 31, 2011 and the base date for the Precious Metals Index is December 31, 1999. All data relating to the period prior to the launch date of the Precious Metals Index is an historical estimate by the index sponsor using available data as to how the Precious Metals Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Precious Metals Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Precious Metals Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	92.5421
December 31, 2001	93.5276
December 31, 2002	111.6745
December 31, 2003	134.3734
December 31, 2004	144.1899
December 30, 2005	173.5872
December 29, 2006	220.6905
December 31, 2007	279.9387
December 31, 2008	273.7696
December 31, 2009	349.2337
December 31, 2010	482.0344
March 31, 2011	504.2191

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Precious Metals Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Performance of the Softs Index

The Softs Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on a basket of exchange traded futures contracts for the same Index Commodities that are included in the Reference Softs Sub-Index.

The level of the Softs Index is calculated on each index business day in the manner described in “Calculation of the Indices” above. Closing levels for the Softs Index on each index business day are reported on Bloomberg under the ticker symbol “BCC1SFPT” and on Barclays Capital Live (https://live.barcap.com/) (or, in each case, on any successor website).

The Softs Index was launched on January 31, 2011 and the base date for the Softs Index is December 31, 1999. All data relating to the period prior to the launch date of the Softs Index is an historical estimate by the index sponsor using available data as to how the Softs Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Softs Index would have performed from December 31, 1999 to January 31, 2011 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Softs Index has performed from January 31, 2011 onwards.

Date	Index Value
December 31, 1999	100.0000
December 29, 2000	91.4011
December 31, 2001	70.5702
December 31, 2002	83.4424
December 31, 2003	86.0245
December 31, 2004	91.7717
December 30, 2005	101.8473
December 29, 2006	99.0897
December 31, 2007	100.1799
December 31, 2008	79.4263
December 31, 2009	114.2775
December 31, 2010	179.3562
March 31, 2011	195.6835

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Capital Commodity Index Softs Pure Beta TR Historical Performance

December 31, 1999 – March 31, 2011

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the Indices

The index sponsor does not presently intend to modify any of the Indices. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Indices. The index sponsor will publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any index business day, an Index Disruption Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the relevant Index as the index sponsor considers necessary in order to maintain the objectives of such Index, or (b) the level of the relevant Index as the index sponsor considers appropriate;

•	defer publication of the relevant Index level and any other information relating to such Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace any futures contract underlying such Index and/or the corresponding Reference Index with any successor reference asset(s) that the index sponsor considers appropriate for the purposes of continuing the Index;

•	defer or suspend publication of such Index in its sole discretion at any time; and/or

•	discontinue supporting such Index or terminate the calculation of the level of the relevant Index and the publication of the level of the relevant Index.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the futures contract underlying any Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of such futures contract imposed by the relevant exchange, trading facility or market by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange, trading facility or market) that results in a failure by the relevant exchange, trading facility or market to report the closing price such futures contract on any index business day;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying any Index has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that the futures contract underlying any Reference Index has ceased (or will cease) to be publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of any futures contract underlying any Index and/or a Reference Index has occurred, and/or (b) any event or measure that results in such futures contract and/or Reference Index being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace any futures contract underlying any Index and/or a Reference Index with an appropriate successor or appropriate successors in order to maintain the objectives of the Index;

•

the index sponsor determines, at any time, that as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change such futures contract or the methodology used to compose or calculate any Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•

any other event that would make the calculation of any Index impossible or infeasible, technically or otherwise, or that makes such Index non-representative of market prices or undermines the objectives of the Index or the reputation of the Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Reference Index Change Events

If a Reference Index Change Event (as defined below) occurs, the index sponsor shall modify the relevant Index in order to reflect the changes to the corresponding Reference Index, except in circumstances where, as a result of such changes:

•	such Index would cease to be a “tradable” Index that is readily accessible to market participants; and/or

•	it would be impossible or impractical for the index sponsor to continue to apply the Pure Beta Series 2 Methodology in each case as determined in the sole discretion of the index sponsor, in which case the index sponsor may, in its sole discretion:

•	make such determinations and/or adjustments to the relevant Index as the index sponsor considers necessary in order to maintain the objectives of such Index; or

•	continue to use the version of the relevant Index that was used by the index sponsor to calculate the level of the Index immediately prior to the Reference Index Change Event.

A “Reference Index Change Event” means any change to any Reference Index made by the index sponsor, as determined by the index sponsor in its sole discretion, including, without limitation, the inclusion of a new Index Commodity in a Reference Index.

Index Force Majeure Events

If, on any index business day, an Index Force Majeure Event (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the relevant Index as the index sponsor considers necessary in order to maintain the objectives of such Index, or (b) the level of the relevant Index as the index sponsor considers appropriate; and/or

•

defer publication of the level of the relevant Index and any other information relating to the relevant Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects any Index and/or any futures contract underlying any Index and/or any Reference Index.

Change in Methodology

While the index sponsor currently employs the methodology described in this pricing supplement to calculate the Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which any Index is based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and/or publication of the level of any Index.

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to any Index, including but not limited to the Index level, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published Index level other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of any Index, the place and time of the publication of the level of any Index and the frequency of publication of the level of the Index.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of any Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of any Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to any Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of any Index or publication of the level of any Index (or failure to publish such level) and any use to which any person may put any Index or any Index level. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of any Index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

VALUATION OF THE ETNS

The market value of each series of ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index underlying your ETNs on any day will affect the market value of the ETNs more than any other factors. Other factors that may influence the market value of a series of ETNs include, but are not limited to, supply and demand for the series of ETNs, the volatility of the Index underlying the ETNs, the market price of index components included in that Index, the Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the value of the Index or the market price of index components included in that Index, the general interest rate environment, as well as the perceived creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

An intraday indicative value meant to approximate the intrinsic economic value of each series of ETNs will be calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the following ticker symbols:

•	Commodity ETNs: BCM.IV

•	Agriculture ETNs: DIRT.IV

•	Energy ETNs: ONG.IV

•	Grains ETNs: WEET.IV

•	Industrial Metals ETNs: HEVY.IV

•	Livestock ETNs: LSTK.IV

•	Precious Metals ETNs: BLNG.IV

•	Softs ETNs: GRWN.IV

In connection with the ETNs, we use the term “intraday indicative value” to refer to the value at a given time determined based on the following equation:

Intraday Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor where:

Closing Indicative Value = The closing indicative value of a series of ETNs as described in this pricing supplement;

Current Daily Index Factor = The most recent published level of the Index underlying the ETNs as reported by the index sponsor / the closing level of that Index on the immediately preceding trading day; and

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the futures execution cost or the investor fee that may have accrued over the course of such trading day. Published Index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value of your ETNs. Index levels provided by the index sponsor will not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.

As discussed in “Specific Terms of the ETNs—Payment Upon Holder Redemption and Upon Issuer Redemption”, you may, subject to certain restrictions, choose to redeem your ETNs on any redemption date during the term of the ETNs. If you redeem your ETNs on a particular redemption date, you will receive a cash payment on such date in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date. You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

NYSE Arca is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or the ETNs.

The closing indicative note value, the intraday indicative note value and other information furnished in connection with each series of ETNs will be derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the closing indicative note value, the intraday indicative note value or other information furnished in connection with each series of ETNs. NYSE ARCA MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS, HOLDERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO EACH SERIES OF ETNs. NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO EACH SERIES OF ETNs.

NYSE Arca and its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of either NYSE Arca or its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the closing indicative note value, the intraday indicative note value or any data included therein with respect to any series of ETNs, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE Arca shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the closing indicative note value, the intraday indicative note value or any data included therein with respect to any series of ETNs, from whatever cause. NYSE Arca is not responsible for the selection of or use of the Index or the ETNs, the accuracy and adequacy of the Indices or information used by Barclays Bank PLC and the resultant output thereof.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Each series of ETNs are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to each series of ETNs. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the ETNs in more detail below.

Coupon

We will not pay you interest during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $50.

Payment at Maturity

If you or we have not previously redeemed your ETNs, you will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the applicable closing indicative value on the final valuation date for your ETNs.

Inception, Issuance and Maturity

Each series of ETNs was first sold on April 20, 2011, which we refer to as their inception date. Each series of ETNs is expected to be first issued on April 26, 2011, and will be due on April 18, 2041.

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Payment Upon Holder Redemption and Upon Issuer Redemption

Prior to maturity, you may, subject to certain restrictions, choose to redeem your ETNs on any redemption date during the term of the ETNs, provided that you present at least 50,000 ETNs of the same series for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer) to engage in securities transactions) bundles your ETNs for redemption with those of other investors to reach this minimum. If you redeem your ETNs on a particular redemption date, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the applicable closing indicative value on the applicable valuation date. You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of ETNs of a particular series at the time the reduction becomes effective.

Prior to maturity, we may redeem a series of ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we redeem a series of ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the applicable closing indicative value on the applicable valuation date.

In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Closing Indicative Value

The closing indicative value per ETN for each series of ETNs on any given calendar day will be calculated in the following manner: The closing indicative value on the inception date will equal $50. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the closing indicative value per ETN for each series of ETNs will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the applicable investor fee on such calendar day minus (4) the applicable futures execution cost on such calendar day.

Daily Index Factor

The daily index factor for each series of ETNs on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

Investor Fee

The investor fee per ETN for each series of ETNs is 0.75% per year times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner. The investor fee for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.75% per year.

Futures Execution Cost

The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Indices. The futures execution cost per ETN for each series of ETNs on any given calendar day will be calculated in the following manner: The futures execution cost for each series of ETNs on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Index Business Day

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html or any successor website thereto.

Valuation Date

A valuation date for any series of ETNs is each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date”.

Redemption Date for Holder Redemption

In the case of holder redemption, a redemption date for each series of ETNs is the third business day following a valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Redemption Date for Issuer Redemption

In the case of issuer redemption, a redemption date for each series of ETNs is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

Trading Day

A trading day for each series of ETNs is a day on which (i) the value of the Index to which those ETNs are linked is published by the index sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the relevant Index are traded, in each case as determined by the calculation agent in its sole discretion.

Holder Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your ETNs on any redemption date. To redeem your ETNs, you must instruct your broker or other person with whom you hold your ETNs to take the following steps:

•	deliver a notice of holder redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption, which is attached as Annex B;

•

deliver the signed confirmation of holder redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•

instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable closing indicative value, facing Barclays Capital DTC 5101; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

If you elect to redeem your ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, your election to redeem your ETNs will be deemed to be ineffective, and your ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.

Issuer Redemption Procedures

We have the right to redeem or “call” a series of ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after inception date until and including maturity. If we elect to redeem a series of ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the fifth trading day prior to the redemption date (subject to postponement in the event of a market disruption event as described below in this pricing supplement), and the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Holder Redemption and Upon Issuer Redemption” above, the calculation agent will determine the value of the relevant Index on each valuation date, including the final valuation date. As described above, a valuation date for any series of ETNs may be postponed and thus the determination of the value of the relevant Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing values of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for a series of ETNs be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.

Any of the following will be a market disruption event:

•

a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•

the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for an index component; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any index component.

Default Amount on Acceleration

If an event of default occurs and the maturity of a series of ETNs is accelerated, we will pay the default amount in respect of the principal of that series of ETNs at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which each series of ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for a series of ETNs on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to such ETNs. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of such ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a series of ETNs, which we describe below, the holders of such ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of ETNs. If there is substantial demand for a series of ETNs, we may issue additional ETNs frequently. We may consolidate the additional securities to form a single class with the outstanding ETNs.

Discontinuance or Modification of the Index

If the index sponsor discontinues publication of an Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the discountinued Index and approves as a successor index, then the calculation agent will determine the value of the relevant Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor index, or that the closing level of an Index is not available because of a market disruption event or for any other reason, on the date on which the value of that Index is required to be determined, or if for any other reason an Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.

If the calculation agent determines that an Index, the index components or the method of calculating an Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of an Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of an Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the ETNs, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Role of Calculation Agent

Initially, Barclays Bank PLC will serve as the calculation agent. We may change the calculation agent after the original issue date of the ETNs without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of each series of ETNs, including at maturity or upon early redemption, market disruption events, business days, trading days, the daily index factor, the futures execution cost, the investor fee, the default amount, the closing indicative value of each series of ETNs on any valuation date, the maturity date, redemption dates, the amount payable in respect of your ETNs at maturity or upon early redemption and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the ETNs for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the ETNs as described below.

In anticipation of the sale of a series of ETNs, we or our affiliates expect to enter into hedging transactions involving purchases of instruments linked to the Index underlying those ETNs prior to or on the inception date. In addition, from time to time after we issue the ETNs, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into. In this regard, we or our affiliates may:

•

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index components (including the underlying physical commodities) or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or

•	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to a series of ETNs from time to time and may, in our or their sole discretion, hold or resell those securities.

Our affiliate, Barclays Capital Inc., may make a market in the ETNs of any series. In connection with any such market making activities, Barclays Capital Inc. may acquire long or short positions in the ETNs of such series, including through options or other derivative financial instruments linked to such ETNs, and may hedge such long or short positions by selling or purchasing the ETNs of such series or entering into options or other derivative financial instruments linked to such ETNs.

We or our affiliates may close out our or their hedge positions on or before the final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on index components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of the index components or the Indices, as well as other indices designed to track the performance of the Indices or other components of the commodities market.

The hedging activity discussed above may adversely affect the level of an Index and, as a consequence, the market value of the ETNs linked to that Index from time to time and the amount payable at maturity or upon early redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. The following section is the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC. It applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, each series of ETNs should be treated as a pre-paid executory contract with respect to the relevant Index. Pursuant to the terms of the ETNs, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs. Capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2013 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be possible to treat your ETNs, and the Internal Revenue Service might assert that your ETNs should be treated, as debt instruments subject to the special tax rules governing contingent debt instruments. If your ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter would be capital loss.

If your ETNs are treated as contingent debt instruments and you purchase your ETNs in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your ETNs, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus supplement but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your ETNs in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the underlying assets. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, meaning that gain or loss recognized with respect to the futures contracts represented in the Index underlying your ETNs could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ETNs. You would also be required to mark at least a portion of your ETNs to market at the end of each taxable year (i.e., recognize gain or loss as if your ETNs or the relevant portion of your ETNs had been sold for fair market value). Under this alternative treatment, you could also (i) be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the relevant Index rebalances or each time a futures contract tracked by the relevant Index rolls, and (ii) be required to accrue ordinary interest income in respect of the notional interest component of your ETNs on a current basis.

Even if you are not treated as owning the underlying components of the your ETNs, it is possible that you would be required to (i) include the notional interest component of your ETNs in ordinary income either upon the sale, early redemption or maturity of the ETNs or over the term of the ETNs even though you will not receive any payments from us until the early redemption or maturity of your ETNs, and (ii) recognize gain or loss, at least a portion of which could be short-term capital gain or loss, each time the relevant Index rebalances or each time a contract that is tracked by the Index underlying your ETNs rolls. In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize on the early redemption or maturity of your ETNs should be treated as ordinary gain or loss.

If your ETNs are linked to an Index that includes a metal (including both precious metals and industrial metals), it is also possible that the Internal Revenue Service could assert that your ETNs should be treated as giving rise, at least partially, to “collectibles” gain or loss if you hold your ETNs for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the ETNs is not a sale or exchange of a collectible but is rather a sale or exchange of a contract that reflects the value of a collectible. Under current law, “collectibles” gain is subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your ETNs should end on the date on which the amount you are entitled to receive upon the early redemption or maturity of your ETNs is determined, even though you will not receive any amounts from the issuer in respect of your ETNs prior to the early redemption or maturity of your ETNs. In such case, you may be treated as having a holding period in respect of your ETNs that is less than one year even if you receive cash upon the early redemption or maturity of your ETNs at a time that is more than one year after the beginning of your holding period.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee and futures execution cost as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay these amounts.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of the ETNs. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the ETNs will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the ETNs should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, Barclays Bank PLC intends to treat the ETNs for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

Recently Enacted Legislation

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your ETNs), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ETNs.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations–Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We intend to sell a portion of the ETNs on the inception date at 100% of their stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. Following the inception date, the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the ETNs are sold to the public. Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.

In connection with this offering, we will sell the ETNs to dealers as principal, and such dealers may then resell ETNs to the public at varying prices that the dealers will determine at the time of resale. In addition, such dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

Barclays Bank PLC and Barclays Capital Inc. have retained the services of BlackRock Fund Distribution Company, a member of FINRA, to promote the ETNs and provide certain services relating to the ETNs. BlackRock Fund Distribution Company may receive a portion of the investor fee in connection with these services. Underwriting compensation will not exceed a total of 8% of proceeds.

In connection with the completion of the sale of the Barclays Global Investors business (“BGI business”) to BlackRock, Inc. (“BlackRock”), BlackRock Fund Distribution Company (formerly named Barclays Global Investors Fund Distribution Company) was transferred as part of the BGI business to BlackRock on December 1, 2009 and is now an indirect wholly-owned subsidiary of BlackRock. While Barclays Bank PLC has an ownership interest in BlackRock and representation on its board of directors, BlackRock is independent in ownership and governance, with no single majority stockholder and a majority of independent directors.

Conflict of Interest

Barclays Bank PLC owned 4.9% of BlackRock’s outstanding voting shares and 19.8% of the total capital stock of BlackRock outstanding immediately following the completion of the sale of the BGI business to BlackRock. As a result of this ownership interest by Barclays Bank PLC in BlackRock, BlackRock Fund Distribution Company is deemed to have a conflict of interest within the meaning of NASD Rule 2720, as administered by FINRA, in relation to this offering of ETNs. Consequently, the offering of ETNs is being conducted in compliance with the provisions of Rule 2720 (or any successor rule thereto). Under its agreement with Barclays Bank PLC to provide certain promotional services in respect of the ETNs as described above, BlackRock Fund Distribution Company may not act as a distributor of the ETNs or as an underwriter, broker or dealer in connection with the ETNs (except in trades in the secondary market in the ordinary course of business not related to the services provided to Barclays Bank PLC as described above), and accordingly BlackRock Fund Distribution Company is not selling the ETNs in this offering to any party or account, including to any discretionary account. For more information regarding the conflict of interest of Barclays Capital Inc. in relation to this offering, see “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement.

ANNEX A

NOTICE OF HOLDER REDEMPTION

To: ipathredemptions@barcap.com

Subject: iPath® Notice of Holder Redemption, CUSIP No. [—]

[BODY OF EMAIL]

Name of holder: [                    ]

Number of ETNs to be redeemed: [                    ]

Applicable Valuation Date: [            ], 20[    ]

Contact Name: [                            ]

Telephone #: [                            ]

Acknowledgement: I acknowledge that the ETNs specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the ETNs are satisfied.

A-1

ANNEX B

CONFIRMATION OF HOLDER REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sirs:

The undersigned holder of Barclays Bank PLC’s $[—] Global Medium-Term Notes, Series A, iPath® Exchange-Traded Notes (the “ETNs”) due April 18, 2041, CUSIP No. [—], redeemable for a cash amount under the terms of the ETNs, hereby irrevocably elects to exercise, on the redemption date of                     , with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the closing indicative value on the applicable valuation date, facing Barclays Capital DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.)

B-1

BARCLAYS BANK PLC

$250,000,000 iPath® Pure Beta Broad Commodity ETN

$100,000,000 iPath® Pure Beta Agriculture ETN

$100,000,000 iPath® Pure Beta Energy ETN

$100,000,000 iPath® Pure Beta Grains ETN

$100,000,000 iPath® Pure Beta Industrial Metals ETN

$100,000,000 iPath® Pure Beta Livestock ETN

$100,000,000 iPath® Pure Beta Precious Metals ETN

$100,000,000 iPath® Pure Beta Softs ETN

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

April 20, 2011

(to Prospectus dated August 31, 2010 and

Prospectus Supplement dated August 31, 2010)

Patent Pending

iP-P-0134-04011